UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Sun-Times Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

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350 North Orleans Street, 10-S • Chicago, Illinois 60654

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

PLEASE TAKE NOTICE that the 2007 Annual Meeting of Stockholders of SUN-TIMES MEDIA GROUP, INC. (the “Company”) will be held at 10:00 a.m., Central Daylight Savings Time, on Tuesday, June 12, 2007 at the Company’s facility at 2800 South Ashland Avenue, Chicago, Illinois 60608, for the following purposes:

1. To elect a Board of Directors (“Proposal 1”);

2. To approve the Company’s Amended and Restated 1999 Stock Incentive Plan (“Proposal 2”); and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only the holders of record of the Company’s Class A Common Stock and Class B Common Stock at the close of business on May 11, 2007 (the “Record Date”) are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock held on the Record Date. Each stockholder is entitled to ten votes for each share of Class B Common Stock held on the Record Date.

All stockholders and others attending the 2007 Annual Meeting of Stockholders will be required to show valid picture identification. If you do not have valid picture identification, you will not be admitted to the 2007 Annual Meeting of Stockholders. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the 2007 Annual Meeting of Stockholders. Please arrive early enough to allow yourself adequate time to clear security.

By order of the Board of Directors
James D. McDonough
Vice President
General Counsel and Secretary

May 14, 2007
Chicago, Illinois

The presence in person and/or by proxy of the holders of outstanding shares of stock that have one-third of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If you do not expect to be physically present at the meeting, you may be considered present by proxy. Proxies for shares of stock may be submitted by executing the accompanying proxy form and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States, or by electronically submitting your proxy voting instructions by telephone or via the Internet. Instructions for the electronic submission of proxies by telephone or via the Internet are attached to the accompanying proxy form.

2007 ANNUAL MEETING OF STOCKHOLDERS OF

350 North Orleans Street, 10-S • Chicago, Illinois 60654

TO BE HELD ON JUNE 12, 2007

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is being solicited by the Board of Directors of Sun-Times Media Group, Inc. (the “Company”) for use at the 2007 Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All direct and indirect expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May 18, 2007. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding the proxy materials to beneficial owners of the Company’s stock.

The Company has two classes of securities outstanding and entitled to vote at the 2007 Annual Meeting of Stockholders, its Class A common stock, par value $.01 per share (“Class A Common Stock”), and its Class B common stock, par value $.01 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). At the close of business on May 11, 2007, the Company had 65,263,369 issued and outstanding shares of Class A Common Stock (excluding 22,744,653 treasury shares not entitled to vote) and 14,990,000 issued and outstanding shares of Class B Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class with respect to all matters submitted to a vote of the stockholders.

The presence at the meeting, in person or by proxy, of the holders of outstanding shares of stock that have one-third of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. In accordance with Delaware law, abstentions and “broker non-votes” (if any) will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for the proposal to elect directors and, therefore, will not affect the outcome of the vote on this proposal. With respect to the proposal to approve the Company’s Amended and Restated 1999 Stock Incentive Plan and any other business properly brought before the meeting, abstentions and broker non-votes (if any) will have the effect of a vote against the matter being considered. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, (i) directors shall be elected by a plurality of the votes cast of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and (ii) the affirmative vote of a majority in voting interest of shares present in person or by proxy at the meeting and entitled to vote on the subject matter thereof is required to approve the Company’s Amended and Restated 1999 Stock Incentive Plan and for any other business that properly comes before the meeting. Under New York Stock Exchange rules, approval of the Company’s Amended and Restated 1999 Stock Incentive Plan requires that the total vote cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. The presence at the meeting, in person or by proxy, of Hollinger Inc., a publicly-traded Canadian company that controls approximately 70.1% of the combined voting power of both classes of the Company’s Common Stock, is required in order for there to be a quorum at the 2007 Annual Meeting of Stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Properly executed proxies will be voted as marked, and if not marked, will be voted FOR the election of the persons named below as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has determined that, until changed by the Board of Directors, the Board of Directors shall consist of 8 directors as of the election of the directors at the 2007 Annual Meeting of Stockholders. If any nominee does not remain a candidate at the time of the meeting (a situation that management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors. If there is no such substitute, the size of the Board will be reduced automatically to eliminate the vacancy.

		Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

John F. Bard	66	January 2006	Mr. Bard served as Chief Financial Officer of Wm. Wrigley Jr. Company, a major producer, marketer and distributor of chewing gum, from 1990 to 2000. Mr. Bard also held the position of Executive Vice President at Wm. Wrigley Jr. Company from 1999 to 2000, and from 1990 to 1999, Mr. Bard was Senior Vice President. Prior thereto, Mr. Bard was Executive Vice President and later President of Tambrands, Inc., a manufacturer of personal hygiene products. Mr. Bard began his business career in 1963 in financial management with The Procter & Gamble Company, a diversified producer, manufacturer and distributor of branded products. Mr. Bard is also a director of Weight Watchers International, Inc. and Wm. Wrigley Jr. Company, both of which are United States public reporting companies.
Herbert A. Denton	60	February 2007	Mr. Denton was elected as a director in February 2007. He is President of Providence Capital Inc., which he founded in 1991. Prior to that, he served as Managing Director for Jefferies & Co., where he headed mergers and acquisitions and represented a number of leading investors and funds. In 1982, Mr. Denton founded Pacific Equity, which was later acquired by Jefferies & Co. Early in his career, Mr. Denton worked for Donaldson Lufkin & Jenrette and founded the firm’s Hong Kong office. Mr. Denton has served on several boards of directors, including those of PolyMedica Corp., Mesa Air Group Inc., Trover Solutions Inc., Union Corporation, Inc. and Capsure Holdings, Inc.

		Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

Cyrus F. Freidheim, Jr.	71	October 2005	Mr. Freidheim was appointed the Company’s President and Chief Executive Officer in November 2006. Mr. Freidheim has been Chairman of Old Harbour Partners, a private investment firm he founded, since 2004. From 2002 to 2004, Mr. Freidheim was Chairman, President and Chief Executive Officer of Chiquita Brands International Inc., a major producer, marketer and distributor of fresh produce. From 1990 to 2002, Mr. Freidheim was Vice Chairman at Booz Allen & Hamilton International, a management consulting firm, in Chicago, Illinois, having joined Booz Allen & Hamilton International in 1966. Mr. Freidheim currently serves as a director of Allegheny Energy Inc. and HSBC Finance Corporation, Inc., both of which are United States public reporting companies.
John M. O’Brien	64	August 2005	Mr. O’Brien served as the Chief Financial Officer of The New York Times Company, a major newspaper publisher, from 1998 to 2001. Mr. O’Brien joined The New York Times Company in 1960. He served in positions of increasing responsibility in the accounting and finance areas before being named a Vice President in 1980 and following that held several senior executive positions in the operations, finance and labor relations areas, including Senior Vice President for Operations, Deputy General Manager for the New York Times newspaper and Deputy Manager of The New York Times Company.

		Served as a
		Director	Principal Occupations
		Continuously	During the Last Five Years;
Name	Age	Since	Other Directorships and Activities

Gordon A. Paris	53	May 2003	Mr. Paris served as the Company’s President and Chief Executive Officer until November 2006 and as Chairman of the Company’s Board of Directors until June 2006. Mr. Paris had been appointed Interim Chairman in January 2004 and as Interim President and Chief Executive Officer in November 2003. On January 26, 2005, the Board of Directors eliminated the word “Interim” from Mr. Paris’ titles. Mr. Paris is a Managing Director at Berenson & Company, a private investment bank. Prior to joining Berenson & Company in February 2002, Mr. Paris was Head of Investment Banking at TD Securities (USA) Inc., an investment bank subsidiary of The Toronto-Dominion Bank. Mr. Paris joined TD Securities (USA) Inc. as Managing Director and Group Head of High Yield Origination and Capital Markets in March 1996 and became a Senior Vice President of The Toronto-Dominion Bank in 2000.
Graham W. Savage	58	July 2003	Mr. Savage served for 21 years, seven years as the Chief Financial Officer, at Rogers Communications Inc., a major Toronto-based media and communications company. Mr. Savage currently serves as Chairman of Callisto Capital LP, a merchant banking firm based in Toronto, and as a director and chairman of the audit committee of Canadian Tire Corporation, Limited, which is a Canadian public reporting company.
Raymond G.H. Seitz	66	July 2003	Mr. Seitz has served as Chairman of the Company’s Board of Directors since June 2006. Mr. Seitz served as Vice Chairman of Lehman Brothers (Europe), an investment bank, from April 1995 to April 2003, following his retirement as the American Ambassador to the Court of St. James from 1991 to 1995. Mr. Seitz currently serves as a director of PCCW Limited, which is a United States public reporting company.
Raymond S. Troubh	81	January 2006	Mr. Troubh has been a financial consultant, his principal occupation, since prior to 1989, and has been a non-executive director of more than 25 public companies. He is a former Governor of the American Stock Exchange and a former general partner of Lazard Frères & Co., an investment banking firm. Mr. Troubh is a director of Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc. and Triarc Companies, Inc., all of which are United States public reporting companies.

Mr. Freidheim was Chief Executive Officer of Chiquita Brands International, Inc. from 2002 to 2004. On March 14, 2007, Chiquita Brands announced that it had entered into a plea agreement with the United States Attorney’s Office for the District of Columbia and the National Security Division of the U.S. Department of Justice relating to an investigation by the government into payments between 1997 and early 2004 by a former subsidiary of Chiquita Brands to certain groups designated under U.S. law as foreign terrorist organizations in Colombia. Under the plea agreement, Chiquita Brands would plead guilty to one count of Engaging in Transactions with a Specially-Designated Global Terrorist and will pay a fine of $25 million. In a subsequent filing with the Securities and Exchange Commission, Chiquita Brands reported that its plea agreement was provisionally accepted by the U.S. District Court for the District of Columbia. Chiquita Brands also announced that it would continue to cooperate with the government in any continuing investigation of the matter. Mr. Freidheim was previously informed he was a subject of the government’s investigation. The Company stated in its Form 8-K filed on March 16, 2007 that its Board of Directors would conduct an inquiry into this matter as it may relate to the Company.

The inquiry, which was conducted by the Audit Committee of the Board of Directors with the assistance of its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, has been concluded. The Board of Directors has considered the matter and, in doing so, has made no determination concerning the underlying merits of the government’s investigation or with respect to Mr. Freidheim’s tenure at Chiquita Brands. However, the Board determined that Mr. Freidheim should have disclosed the fact that he had been advised that he was a subject of the grand jury investigation into certain past activities of Chiquita Brands and that, as such, he appeared twice before the grand jury investigating the matter. The Board determined that such disclosure should have been made to the Company’s Board at the time when he was elected to the Board and later when he had a fiduciary duty as a director and was elected as President and Chief Executive Officer. Although the Board concluded that Mr. Freidheim breached his duty to disclose this matter to the Company, a majority of the Board concluded that, in its business judgment, Mr. Freidheim’s continued leadership as President and Chief Executive Officer at this time is in the best interests of the Company.

Stockholder Approval Required

At the 2007 Annual Meeting of Stockholders, directors shall be elected by a plurality of the votes cast of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. The stockholders of the Company are not entitled to vote cumulatively on the election of directors. The holders of Class A Common Stock and Class B Common Stock are entitled to vote in the election of directors and vote together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

General

On March 28, 2007, the Board of Directors of the Company adopted and approved, subject to the approval of the stockholders of the Company, the Sun-Times Media Group, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Amended 1999 Plan”). The Amended 1999 Plan amends and restates the Company’s existing 1999 Stock Incentive Plan, which was approved by stockholders at the Company’s 1999 annual meeting.

The Amended 1999 Plan includes the following proposed changes from the 1999 Stock Incentive Plan: (i) revising the definition of Fair Market Value of a share of Class A Common Stock to be equal the closing price of the share on the applicable date, (ii) revising the definition of Performance Criteria applicable to awards under the Amended 1999 Plan intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) providing for the grant of Other Stock-Based Awards (in addition to grants of stock options, stock appreciation rights (“SARs”), restricted stock (and units) and performance awards), (iv) providing that upon the exercise of a SAR, the full number of shares of Class A Common

Stock for which such award is exercised shall not be available for subsequent awards under the Amended 1999 Plan, regardless of whether the SAR is ultimately settled in cash or by delivery of shares, (v) providing that no participant shall be granted awards in respect of more than 2,000,000 shares of Class A Common Stock in any calendar year, (vi) providing that the exercise price established under any SAR shall be equal to or greater than the Fair Market Value on the date of grant, (vii) providing that in the event of a termination of employment of a participant other than by reason of death, disability or retirement, the right of the participant to exercise the option or SAR under the Amended 1999 Plan shall terminate 90 days after the date of such termination of employment, unless otherwise noted, (viii) providing that no option or SAR, once granted, may be repriced and (ix) providing that consultants may receive grants of awards under the Amended 1999 Plan.

In addition, the approval by the stockholders of the Amended 1999 Plan, will also have the effect of extending the period during which the Company may grant awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, to June 12, 2012, the fifth anniversary of the date of the Company’s 2007 annual meeting. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officer, or any of their four most highly compensated executive officers, unless such payments are “performance-based” in accordance with the conditions specified under Section 162(m) of the Code. One of those conditions requires the Company to obtain stockholder approval of each performance criterion that may be used in granting performance awards and of the performance period over which that award may be earned.

If a majority in voting interest of shares present in person or represented by proxy and entitled to vote at the annual meeting approve the Amended 1999 Plan, the Amended 1999 Plan will become effective. In addition, under New York Stock Exchange rules, approval of the Amended 1999 Plan requires that the total vote cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. If such approval by the Company’s stockholders is not obtained, the 1999 Stock Incentive Plan will continue as it currently exists.

The following summary of the Amended 1999 Plan is qualified in its entirety by the specific language of the Amended 1999 Plan, which is attached as Annex A to this Proxy Statement.

Description of 1999 Plan

Purpose.  The purpose of the Amended 1999 Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives.

Administration.  The Amended 1999 Plan will be administered by a committee of the Board of Directors (the “Committee”) comprised of at least two persons. The Committee shall have the sole discretion to interpret the Amended 1999 Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable. With respect to participants who are not subject to Section 16(b) of the Exchange Act, the Committee may delegate its authority under the Amended 1999 Plan to one or more officers or employees of the Company. In addition, the full Board of Directors can perform any of the functions of the Committee under the Amended 1999 Plan.

Shares Reserved for Issuance.  Subject to certain anti-dilution adjustments and changes in capitalization, there were a total of 8,500,000 shares Class A Common Stock originally reserved for issuance under the Amended 1999 Plan (of which there are 3,806,918 shares remaining available for issuance as of May 11, 2007).

Eligibility and Participation.  All directors (including non-employee Directors), officers and key employees and consultants of the Company or any subsidiary who are designated by the Committee will be eligible to participate, including officers who are also directors of the Company or its subsidiaries. No participant can receive awards under the Amended 1999 Plan in any calendar year in respect of more than 2,000,000 shares of Class A Common Stock.

Amendment or Termination.  The Amended 1999 Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under Section 422 of the Code (“incentive stock options”), the Amended 1999 Plan will expire on May 5, 2009. The Board of Directors has the complete power and authority to amend and terminate the Amended

1999 Plan, except that no amendment or termination may, without the consent of the participant, adversely affect the participant’s right under an award.

Stock Options and SARs.  The Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“nonqualified stock options”) or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Code.

The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of Class A Common Stock on the date when the stock option is granted.

SARs may be granted by the Committee to a participant either separate from or in tandem with nonqualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to nonqualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Class A Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Class A Common Stock with respect to which the SAR is exercised.

Subject to the Committee’s discretion, payment for shares of Class A Common Stock on the exercise of stock options may be made in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or in any other form of consideration acceptable to the Committee (including one or more “cashless” exercise forms).

The exercise price of a SAR is determined by the Committee and shall in all cases be equal to or greater than the Fair Market Value on the date of grant, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of Class A Common Stock, or a combination thereof, as determined at the discretion of the Committee.

In no event will the term of a stock option or SAR exceed ten years from the date of grant. No option or SAR, once granted may be repriced (including any actions that would be treated as a repricing under applicable listing standards of the New York Stock Exchange) without the approval of the stockholders of the Company, provided that anti-dilution adjustments to outstanding options or SARs shall not be deemed a repricing.

Upon a participant’s termination of employment for any reason, any stock options which were not exercisable on the participant’s termination date will expire, unless otherwise determined by the Committee. Upon a participant’s termination of employment for cause, all stock options and SARs, whether vested or unvested, will immediately terminate.

Upon a participant’s termination of employment for reasons other than death, disability or retirement, the participant’s exercisable stock options will expire ninety days after the date of termination, unless the right to exercise the options is extended by the Committee at its discretion, but in no event may the options be exercised after the scheduled expiration date of the options. In general, upon a participant’s termination by reason of death, disability or retirement, stock options which were exercisable on the participant’s termination date (or which are otherwise determined to be exercisable by the Committee) may continue to be exercised by the participant (or the participant’s beneficiary) for a period of one year from the date of the participant’s termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

Restricted Shares.  The Committee may award to a participant shares of Class A Common Stock subject to specified restrictions (“Restricted Shares”). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the “Forfeiture Period”) and/or the attainment of specified performance targets over the Forfeiture Period. The terms and conditions of Restricted Share awards are determined by the Committee. The performance targets will also be determined by the Committee but in the case of awards intended to qualify for deductibility under Section 162(m) of the Code, performance targets shall be based on specified levels of Performance Criteria.

For purposes of the Amended 1999 Plan, “Performance Criteria” means criteria established with respect to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more affiliates, divisions, departments, functions or operations of the Company: (a) earnings (gross, net, pre-tax, post-tax or per share); (b) market share; (c) gross or net profit, profit margin or profit growth; (d) costs or expenses; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) earnings before interest, taxes, depreciation and/or amortization; (g) net income (before or after taxes); (h) share price, absolute or relative to other companies (including, but not limited to, growth measures and total stockholder return); (i) net revenue or net revenue growth; (j) net operating profit (before or after taxes); (k) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (l) gross or operating margins; (m) productivity ratios; (n) expense targets; (o) operating efficiency; (p) objective measures of customer satisfaction; (q) working capital targets; (r) measures of economic value added; and (s) inventory control. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause an award intended to qualify for the performance-based compensation exception to Section 162(m) of the Code to fail to do so. In addition, at the time Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding shares of Class A Common Stock, including the right to vote such shares and to receive dividends. During the Forfeiture Period, the Restricted Shares are nontransferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant.

The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, a change in control of the Company or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

Performance Awards.  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Class A Common Stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee but in the case of awards intended to qualify for deductibility under Section 162(m) of the Code, the performance targets shall be based on specified levels of Performance Criteria. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

Other Stock-Based Awards.  The Committee, in its sole discretion, may grant or sell awards of shares of Class A Common Stock and awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of, shares of Class A Common Stock (“Other Stock-Based Awards”), including without limitation, restricted stock units and deferred stock units. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other awards granted under the Amended 1999 Plan. Subject to the provisions of the Amended 1999 Plan, the Committee shall determine the number of shares to be awarded to a participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Class A Common Stock or a combination thereof; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Class A Common Stock so awarded and issued shall be fully paid and non-assessable). With respect to Other Stock-Based Awards intended to qualify for deductibility under Section 162(m) of the Code, applicable performance targets shall be based on specified levels of Performance Criteria. The terms of any Other Stock-Based Awards granted under the Amended 1999 Plan shall be set forth in an award agreement which shall contain provisions determined by the Committee and not inconsistent with the Amended 1999 Plan. The maximum amount of Other Stock-Based Awards that may be granted during a calendar year to any participant, with respect to Other Stock-Based Awards that are not denominated or payable in shares of Class A Common Stock, shall be $10 million.

Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Amended 1999 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options.  The Code requires that, for treatment of an option as a qualified option, shares of the Company’s Class A Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs.  No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Shares.  A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Performance Awards.  Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Class A Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount. If the shares are subsequently forfeited, no deduction will be allowed to the participant.

Section 162(m).  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers in any taxable year of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of restricted stock and performance-based awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the stock option or stock appreciation right be not less than the fair market value of the Class a common stock on the date of grant.

Section 409A.  The American Jobs Creation Act of 2004 introduced a new section of the Code (“Section 409A”) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended 1999 Plan may constitute “deferred compensation” within the meaning of Section 409A. The Amended 1999 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended 1999 Plan participants under Section 409A. No award under the Amended 1999 Plan can be granted, deferred, accelerated, extended, paid out or modified under the Amended 1999 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If a payment with respect to an award would result in tax liability to the participant under Section 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

New Plan Benefits.  As stated above, any awards under the Amended 1999 Plan will be determined by the Committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular individuals in the future under the Amended 1999 Plan.

The table below sets forth the grants made under the Company’s 1999 Stock Incentive Plan (prior to its proposed amendment and restatement) to our named executive officers, our current executive officers as a group, our current non-employee directors as a group and our non-executive officer employees during 2006:

Name and Title	Dollar Value ($)		Number of Units

Cyrus F. Freidheim, Jr.,	2,819,934	(2)	507,277	(2)
President and Chief Executive Officer(1)
Gordon A. Paris,	—		—
Former President and Chief Executive Officer
Gregory A. Stoklosa,	—		—
Former Vice President and Chief Financial Officer
John D. Cruickshank,	—		—
Chief Operating Officer-Sun Times News Group
James D. McDonough,	—		—
Vice President, General Counsel and Secretary
Thomas L. Kram,	—		—
Controller and Chief Accounting Officer
James R. Van Horn,	—		—
Former Vice President, General Counsel and Secretary
Robert T. Smith,	—		—
Former Treasurer
Executive Group	2,819,934	(2)	507,277	(2)
Non-Executive Director Group	337,209	(3)	51,301	(3)
Non-Executive Officer Employee Group	—		—

(1)	Includes awards granted in 2006 to Mr. Freidheim as a non-employee director of the Company prior to his appointment as President and Chief Executive Officer of the Company.

(2)	Consists of the following awards to Mr. Freidheim in 2006 in his capacity as President and Chief Executive Officer of the Company: (a) a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn 50,000 shares of the Company’s Class A Common Stock if the average daily closing price of a share of the Company’s Class A Common Stock over any consecutive four-month period exceeds $7.00, $8.00, $9.00 and $10.00, respectively (for a maximum of 200,000 shares earned), (b) a grant of 50,000 shares of the Company’s Class A Common Stock (at threshold), 100,000 shares of the Company’s Class A Common Stock (at target) or 200,000 shares of the Company’s Class A Common Stock (at maximum) based on performance against EBITDA-based targets and other long-term corporate objectives and (c) a grant of 100,000 shares of restricted Class A Common Stock that vest 50% on each of November 15, 2007 and November 15, 2008. The dollar value of the foregoing awards is based on the closing price per share of Class A Common Stock on the date of grant ($5.53), assuming that all 500,000 shares are eventually earned. Also includes deferred stock units (“DSUs”) granted to Mr. Freidheim during 2006 in his capacity as a non-employee director, the value of which are based on the closing price per share of Class A Common Stock underlying the DSUs on the respective dates of grant.

(3)	Consists of grants of DSUs. See “Compensation of Executive Officers and Directors — Directors’ Compensation”. Excludes Mr. Friedheim, who is not currently a non-employee director.

Conclusion

The Company believes that its best interests will be served by the approval of the Amended 1999 Plan. The Amended 1999 Plan will enable the Company to be in a position to continue to grant long-term incentive awards to employees and directors, including those who through promotions and development of the Company’s business will be entrusted with new and more important responsibilities, while preserving, where appropriate, the tax deductibility of these awards.

Vote Required for Approval

The Treasury Regulations promulgated under Section 162(m) of the Code require the affirmative vote of a majority of the votes cast on the issue at the meeting to approve the Amended 1999 Plan. The holders of Class A Common Stock and Class B Common Stock are entitled to vote together as a single class on this proposal. However, pursuant to the Company’s Bylaws, the affirmative vote of a majority in voting interest of shares present in person or by proxy at the meeting and entitled to vote on the subject matter thereof will be required to approve the Amended 1999 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

During fiscal year 2006, the Board of Directors held 12 meetings. No incumbent directors who were also directors during fiscal year 2006 attended fewer than 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members. The Chairman of the Board of Directors presides at all meetings of the Board of Directors. All members of the Board of Directors are expected to attend the 2007 Annual Meeting of Stockholders, unless unusual circumstances would prevent such attendance. All members of the Board of Directors are also nominees for election. At the 2006 Annual Meeting of Stockholders, held on June 13, 2006, all members of the Board of Directors then elected were in attendance.

The Board of Directors has categorical standards of director independence and annually makes a determination as to the independence of each director, taking into consideration these standards and such other factors as the Board deems relevant. The Board of Directors has determined that Messrs. Paris and Freidheim are not independent directors. All other directors were determined to be independent by the Board of Directors.

The table below provides membership and meeting information for the standing committees, as well as the special committees, of the Board of Directors for the fiscal year 2006. The Board of Directors determined that all members of the Audit, Compensation and Nominating & Governance Committees for the fiscal year 2006 were independent. During 2006, the Executive Committee was disbanded and it did not meet after July 10, 2006.

				Nominating &				Special
Name	Audit		Compensation	Governance		Executive		Committee

John F. Bard	X		X
Hebert A. Denton			X	X
Cyrus F. Freidheim, Jr.						X
John M. O’Brien	X		X
Gordon A. Paris						X		X	(C)
Graham W. Savage	X	(FE)(C)				X		X
Raymond G.H. Seitz				X		X	(C)	X
Raymond S. Troubh				X	(C)	X
Meetings held in fiscal year 2006	7		9	4		2		10

(C)	Chairperson of the committee.

(FE)	Audit Committee financial expert.

The Audit Committee acts under a written charter (the “Audit Committee Charter”). The Audit Committee Charter may be viewed online on the Company’s website at www.thesuntimesgroup.com under “Corporate Governance” in the “About the Company” section. The Audit Committee Charter is available in print to any stockholder who requests it. The members of the Audit Committee satisfy the independence requirements of the NYSE rules. The principal functions of the Audit Committee are to:

(i) exercise oversight of (a) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the audit of the Company’s financial statements, and (e) the performance of the Company’s internal audit function and independent registered public accounting firm;

(ii) select, evaluate, compensate and where appropriate, recommend replacement of the independent registered public accounting firm, and oversee the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

(iii) review in advance and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm, as permitted by applicable rules and regulations, and in connection therewith to approve all fees and other terms of engagement;

(iv) review and approve disclosures required to be included in the Securities and Exchange Commission (the “SEC”) periodic reports filed under the Exchange Act; and

(v) review the performance of the independent registered public accounting firm and the internal auditors on at least an annual basis.

The Compensation Committee acts under a written charter (the “Compensation Committee Charter”), which may be viewed online on the Company’s website at www.thesuntimesgroup.com under “Corporate Governance” in the “About the Company” section. The Compensation Committee Charter is available in print to any stockholder who requests it. The members of the Compensation Committee satisfy the independence requirements of the NYSE rules. The responsibilities and duties of the Compensation Committee are to:

(i) review from time to time and approve the overall compensation policies of the Company applicable to the Company’s executive officers;

(ii) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the Company, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and set the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation and competitive compensation market data;

(iii) review and approve the compensation levels for the executive officers of the Company other than the Chief Executive Officer;

(iv) review, approve, administer and annually evaluate the Company’s compensation plans, equity-based plans and benefit plans or programs for executive officers and such other officers as the Compensation Committee deems appropriate, as well as establish individual targets and ranges under such plans or programs;

(v) review and approve equity-based grants to the Company’s executive officers and others; and

(vi) review, approve and at least annually evaluate the compensation and benefits for the Company’s non-employee directors.

The Nominating & Governance Committee acts under a written charter, which may be viewed online on the Company’s website at www.thesuntimesgroup.com under “Corporate Governance” in the “About the Company” section. The charter is also available in print to any stockholder who requests it. The members of the Nominating & Governance Committee satisfy the independence requirements of the NYSE rules. The principal functions of the Nominating & Governance Committee are to:

(i) identify individuals qualified to become Board members;

(ii) recommend the Board member nominees for the next annual meeting of stockholders;

(iii) develop and recommend to the Board from time to time Corporate Governance Guidelines and a Code of Business Conduct & Ethics applicable to the Company; and

(iv) develop and recommend to the Board a management succession plan, including, at a minimum, policies and principles for the selection and performance review, as well as policies for succession, of the Chief Executive Officer.

When the Board of Directors decides to recruit a new member it seeks candidates who, ideally, meet all of its standards of director independence, and who are or were, senior executives or directors of large companies or who have significant backgrounds in media, publishing, printing or distribution activities that are related to the Company’s business. The Board of Directors will consider such candidates provided he or she possesses the following personal characteristics:

(i) high ethical standards and integrity in their personal and professional dealings;

(ii) a willingness to be accountable for their decisions as a member of the Board of Directors;

(iii) the ability to provide wise and thoughtful counsel on a broad range of issues;

(iv) a desire to interact with other members of the Board of Directors in a manner which encourages responsible, open, challenging and inspired discussion;

(v) a history of achievements which reflects high standards for themselves and others;

(vi) commitment to, and enthusiasm about, their performance for the Company as a member of the Board of Directors, both in absolute terms and relative to their peers; and

(vii) the courage to express views openly, even in the face of opposition.

The Nominating & Governance Committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. The current Board of Directors and the Nominating & Governance Committee do not believe that such a policy is necessary as the Nominating & Governance Committee considers all reasonable recommendations for director candidates regardless of their source. Directors recommended by stockholders are considered using the same criteria as the Nominating & Governance Committee uses for other candidates.

The Board of Directors meets in executive session at regularly scheduled intervals, allowing non-management members of the Board of Directors (i.e., members who are not executive officers of the Company, but who do not otherwise have to qualify as “independent” members of the Board of Directors) to meet without management participation. Mr. Seitz, as Chairman of the Company’s Board of Directors, presides at the regularly scheduled executive sessions of the non-management directors. Interested parties may communicate directly with the presiding director of the non-management directors or with the non-management directors as a group by addressing such communications to the presiding director, and submitting the communication through the Company’s outside counsel as set forth below under “Miscellaneous”. In addition, at least annually, all independent members of the Board of Directors meet in executive session if at least one non-management member of the Board is not deemed independent by the Board of Directors.

The Special Committee was formed on June 17, 2003 to conduct an independent review and investigation of allegations that had been made by a stockholder of the Company with respect to certain payments made directly or indirectly to executives of the Company under the terms of certain noncompete agreements entered into incident to sales of assets by the Company, as well as certain other allegations related to the sale of certain assets and the Company’s management agreement with related parties. In addition, the resolutions creating the Special Committee also covered such other matters as the Special Committee concluded should be considered and, among other powers, authorized the Special Committee to initiate litigation if considered appropriate against any director, officer or employee of the Company.

At the 2005 Annual Meeting of Stockholders, which was held on January 24, 2006, Hollinger Inc., the controlling stockholder of the Company through its holding of Class B Common Stock, which has ten votes for every one vote of the Class A Common Stock, nominated two of its directors, Stanley M. Beck, Q.C. and Randall C. Benson, to serve as directors of the Company. As a result of Hollinger Inc.’s controlling interest, Messrs. Benson and Beck were elected to the Company’s Board of Directors. Since these nominees were not endorsed by the Company’s Board of Directors, Richard C. Breeden (“Breeden”) became Special Monitor of the Company pursuant to a court order, dated January 16, 2004, which provided for Mr. Breeden’s appointment in the event of the nomination or election to the Board of Directors of any individual without the support of at least 80% of incumbent Board members. The Special Monitor’s mandate, among other matters, is to protect the interests of the Company’s non-controlling stockholders to the extent permitted by law.

Prior to the 2006 Annual Meeting of Stockholders, the Company initiated a conversation with Hollinger Inc. regarding Hollinger Inc.’s intention to retain seats on the Board of Directors. The Board of Directors maintained its strong belief that no member of the Hollinger Inc. Board should sit on the Board of Directors due to the serious conflicting fiduciary duties that arise from such dual Board membership and that any such individual, if elected, could not be deemed to be an independent director due to such person’s affiliation with Hollinger Inc. and Hollinger Inc.’s unique relationship with the Company. The Board of Directors also desired to avoid a repeat of the events that preceded the Company’s 2005 Annual Meeting of Stockholders. Because Hollinger Inc.’s controlling interest status gives it the ability to singly elect nominees to the serve on the Company’s Board of Directors, the Company proposed in a letter to Hollinger Inc. that if Hollinger Inc. indicated to the Company that it intended to elect Messrs. Beck and Benson to serve on the Board of Directors at the 2006 Annual Meeting of Stockholders, then the Company would, solely as an accommodation to Hollinger Inc., include Messrs. Beck and Benson on the Company’s slate of nominees to serve on the Board of Directors. Hollinger Inc. subsequently indicated to the Company that its nominees would be Messrs. Beck and Benson. Messrs. Beck and Benson were elected to serve on the Company’s Board of Directors at the 2006 Annual Meeting of Stockholders, which was held on June 13, 2006.

As further described in “Legal Proceedings” below, on July 6, 2006, Hollinger Inc. filed a motion seeking permission to file a counterclaim against the Company in the United States District Court for the Northern District of Illinois alleging, among other things, fraud in connection with Hollinger Inc.’s 1995 sale to the Company of Hollinger Inc.’s interest in The Telegraph and 1997 sale to the Company of certain of Hollinger Inc.’s Canadian assets. The motion was filed in connection with an ongoing suit by the Company against certain of its former officers and directors and its controlling stockholders in the same court.

On July 10, 2006, Mr. Seitz, as Chairman of the Board of Directors, sent letters to Messrs. Beck and Benson requesting that each tender their resignations as members of the Board of Directors no later than the close of business on July 14, 2006. The letters cited Messrs. Beck and Benson’s clear conflict of interest afflicting their dual board membership at Hollinger Inc. and the Company. On July 13, 2006, Messrs. Beck and Benson resigned from the Board of Directors. Along with his resignation, Mr. Benson submitted a letter to the Company that indicated that the Board of Directors of Hollinger Inc., at a meeting held on July 7, 2006, concluded that, in light of “pending claims” which Hollinger Inc. has against the Company, it would be appropriate for Messrs. Beck and Benson to resign as members of the Board of Directors.

In a Schedule 13D filing with the SEC on February 14, 2007, Hollinger Inc. stated that it was considering proposing changes to the Board of Directors (other than with respect to the Special Committee), including nominating one or more members to the Board of Directors and voting all of its shares of our common stock in favor of such nominee or nominees, which would result in the election of such nominee or nominees to the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2007, unless otherwise indicated, certain information regarding those persons or entities known to hold more than 5% of the outstanding shares of Class A Common Stock and Class B Common Stock, and ownership of Class A Common Stock by the named executive officers, the directors, nominees for election and all directors and executive officers as a group. The beneficial ownership information of each of these persons or entities is based upon, where applicable, filings with the SEC as noted in the footnotes to the table.

	Class and Total Number of Shares			Percent
Name and Address	Beneficially Owned(1)			of Class

Tweedy, Browne Company LLC(2)	8,878,514		Class A Common	13.6%
350 Park Avenue New York, New York 10022
Hollinger Inc. and affiliates(3)	15,772,923	#	Class A Common	19.7%
10 Toronto Street	14,990,000		Class B Common	100%
Toronto, Ontario M5C 2B7 Canada
Franklin Mutual Advisors LLC(4)	5,974,604		Class A Common	9.2%
101 John F. Kennedy Parkway Short Hills, NJ 07078
K Capital Partners, LLC(5)	4,979,410		Class A Common	7.6%
75 Park Plaza Boston, MA 02116
Cardinal Capital Management, LLC(6)	4,360,670		Class A Common	6.7%
One Fawcet Place Greenwich, Connecticut 06830
Morgan Stanley(7)	3,477,535		Class A Common	5.3%
1585 Broadway New York, NY 10036
John F. Bard	13,114		Class A Common	*
John D. Cruickshank	133,966		Class A Common	*
Herbert A. Denton(8)	38,008		Class A Common	*
Cyrus F. Freidheim, Jr.	26,277		Class A Common	*
Thomas L. Kram	8,743		Class A Common	*
James D. McDonough	10,152		Class A Common	*
John M. O’Brien	10,096		Class A Common	*
Gordon A. Paris	231,563		Class A Common	*
Graham W. Savage	10,096		Class A Common	*
Raymond G.H. Seitz	24,605		Class A Common	*
Robert T. Smith	138,967		Class A Common	*
Gregory A. Stoklosa	15,601		Class A Common	*
Raymond S. Troubh	26,366		Class A Common	*
James R. Van Horn	17,566		Class A Common	*
All current directors and executive officers as a group (11 persons)(9)	532,986		Class A Common	*

#	Includes shares issuable upon conversion of Class B Common Stock.

*	An asterisk (*) indicates less than one percent of a class of stock.

(1)	Includes 93,978 and 132,134 shares subject to presently exercisable options or options exercisable within 60 days of April 25, 2007, held by Messrs. Cruickshank and Smith, respectively, and issued under the Company’s 1994 Stock Option Plan, 1997 Stock Incentive Plan and 1999 Stock Incentive Plan (all of which are defined below). Also includes shares issuable pursuant to DSUs as follows: Mr. Bard 13,114 shares; Mr. Cruickshank 25,784 shares; Mr. Denton 1,508 shares; Mr. Freidheim 7,277 shares; Mr. Kram 7,473 shares; Mr. McDonough 7,473 shares; Mr. O’Brien 10,096 shares; Mr. Paris 2,270 shares; Mr. Savage 10,096 shares, Mr. Seitz 24,605 shares; and Mr. Troubh 11,366 shares.

(2)	As reported in Schedule 13D filed with the SEC on January 12, 2007. Tweedy Browne has investment discretion with respect to 8,878,514 shares of Class A Common Stock held in the accounts of various customers of Tweedy Browne, and has shared power to dispose or direct the disposition of all such shares. Tweedy Browne has sole power to vote or to direct the voting of 8,833,269 shares of Class A Common Stock that are held in certain customer accounts.

(3)	As reported in Schedule 13D filed with the SEC on February 14, 2007. Includes: (i) 2,000,000 shares of Class A Common Stock issuable upon conversion of 2,000,000 shares of Class B Common Stock held by Hollinger Inc.; (ii) 12,990,000 shares of Class A Common Stock issuable upon conversion of 12,990,000 shares of Class B Common Stock held by 4322525 Canada Inc. (“Canada Co.”), an indirect wholly owned subsidiary of Hollinger Inc.; and (iii) 782,923 shares of Class A Common Stock held by Canada Co.

(4)	As reported in Schedule 13G filed with the SEC on January 31, 2007.

(5)	As reported in Schedule 13G filed with the SEC on February 14, 2007.

(6)	As reported in Schedule 13D filed with the SEC on January 31, 2007.

(7)	As reported in Schedule 13G filed with the SEC on February 14, 2007.

(8)	Includes 36,500 shares of Class A Common Stock held by Providence Recovery Partners, L.P., of which Mr. Denton is the Managing Partner.

(9)	The current directors and executive officers as a group (12 persons) were the beneficial owners of 532,986 shares of Class A Common Stock (which includes presently exercisable options to purchase 93,978 shares of Class A Common Stock, 317,946 owned shares and 121,062 shares issuable pursuant to DSUs). Certain former directors and officers may still hold Retractable Common Shares of Hollinger Inc. (“Retractable Shares”) (discussed below), which are exchangeable at the option of Hollinger Inc. for shares of the Company’s Class A Common Stock. The Company is currently unable to determine the exact amount of Retractable Shares currently held by current and former directors and officers, but it is believed that Ravelston and certain direct and indirect subsidiaries hold 78.3% of the outstanding Retractable Shares. Messrs. Stoklosa, Smith and Van Horn served as executive officers of the Company during 2006 but their employment with the Company was terminated prior to the date hereof. Accordingly, because this line item reflects the beneficial ownership of our current directors and executive officers, the beneficial ownership of Messrs. Stoklosa, Smith and Van Horn is not included herein.

Appointment of Receiver; Change of Control

Hollinger Inc. reported that on April 20, 2005, The Ravelston Corporation Limited (“Ravelston”) and Ravelston Management, Inc. (“RMI”), a subsidiary of Ravelston, were placed in receivership by an order of the Ontario Superior Court of Justice pursuant to the Courts of Justice Act (Ontario) (the “Receivership Order”) and granted protection pursuant to the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) by a separate order (the “CCAA Order”). The court appointed RSM Richter Inc. (the “Receiver”) as receiver and monitor of all assets of Ravelston and RMI and certain affiliated entities (collectively, the “Ravelston Entities”). On May 18, 2005, the court extended the orders to include Argus Corporation Ltd. (“Argus Corporation”) (Conrad Black, a former director, chairman and CEO of the Company, was Chief Executive Officer and a director of Argus Corporation until his resignation on June 2, 2005), and five of its subsidiaries and provided that nothing in the Receivership Order or the CCAA Order should stay or prevent an action by the Special Committee pursuant to its investigation in the United States District Court for the Northern District of Illinois, including as against Ravelston and RMI. The court has extended the stay of receivership proceedings against the Ravelston Entities to June 8, 2007. According to public filings of Hollinger Inc., the Ravelston Entities own, directly or indirectly, or exercise control or direction over, Hollinger Inc.’s common shares representing approximately 78.3% of the issued and outstanding common stock of Hollinger Inc. Following the amendment of the Company’s Shareholder Rights Plan to designate the Receiver as an “exempt stockholder” (see “— Shareholder Rights Plan” below), the Receiver took possession and control over those shares on or around June 1, 2005. The Receiver stated that it took possession and control over those shares for the purposes of carrying out its responsibilities as court appointed officer. As a result of this action, a change of control of the Company may be deemed to have occurred.

Pledges of Securities

All of Hollinger Inc.’s direct and indirect interest in the Class A Common Stock is being held in escrow by a licensed trust company in support of future retractions of Hollinger Inc.’s Series II Preference Shares, and all of its direct and indirect interest in the Class B Common Stock is pledged as security in connection with Hollinger Inc.’s outstanding 11 7/8% Senior Secured Notes due 2011 and 11 7/8% Second Priority Secured Notes due 2011 (collectively, the “Notes”). Hollinger Inc. has reported that $78 million principal amount of the Senior Secured Notes and $15 million principal amount of the Second Priority Secured Notes are outstanding. As a result of the Receivership Order relating to Ravelston, which is a guarantor of the Notes, there currently exists an Event of Default with respect to the Notes. Under certain circumstances, the collateral agent for the security for the Notes may be able to exercise the voting rights of the Class B Common Stock.

Under the terms of the Series II Preference Shares, each Preference Share may be retracted by its holder for 0.46 of a share of the Class A Common Stock. Until the Series II Preference Shares are retracted in accordance with their terms, Hollinger Inc. may exercise the economic and voting rights attached to the underlying shares of the Class A Common Stock.

If Hollinger Inc. or any of its subsidiaries that own Class A Common Stock or Class B Common Stock were to commence proceedings to restructure its indebtedness in a CCAA proceeding, or became the subject of an insolvency or liquidation proceeding under the Bankruptcy and Insolvency Act (Canada) or enforcement proceedings by the pledgee, issues may arise in connection with any transfer or attempted transfer of shares of the Class B Common Stock. Under the terms of the Company’s Certificate of Incorporation, such transfers may constitute a non-permitted transfer. In the event of a non-permitted transfer, the Class B Common Stock would automatically convert into Class A Common Stock as a result of which the controlling voting rights currently assigned to the Class B Common Stock would be eliminated. However, this result might be challenged in court by Hollinger Inc. or its insolvency representatives and therefore may have an impact on the future control of the Company.

Shareholder Rights Plan

On February 27, 2004, the Company paid a dividend of one preferred share purchase right (a “Right”) for each share of Class A Common Stock and Class B Common Stock held of record at the close of business on February 5, 2004. Each Right, if and when exercisable, entitles its holder to purchase from the Company one one-thousandth of a share of a new series of preferred stock at an exercise price of $50.00.

The Shareholder Rights Plan (“SRP”) provides that the Rights will separate from the Class A Common Stock and Class B Common Stock and become exercisable only if a person or group beneficially acquires, directly or indirectly, 20% or more of the outstanding stockholder voting power of the Company without the approval of the Company’s directors, or if a person or group announces a tender offer which if consummated would result in such person or group beneficially owning 20% or more of such voting power. The Company may redeem the Rights at $0.001 per Right or amend the terms of the plan at any time prior to the separation of the Rights from the Class A Common Stock and Class B Common Stock.

Under most circumstances involving an acquisition by a person or group of 20% or more of the stockholder voting power of the Company, each Right will entitle its holder (other than such person or group), in lieu of purchasing preferred stock, the right to purchase shares of Class A Common Stock of the Company at a 50% discount to the current per share market price. In addition, in the event of certain business combinations following such an acquisition, each Right will entitle its holder to purchase the common stock of an acquirer of the Company at a 50% discount from the market value of the acquirer’s stock.

Mr. Black and each of his controlled affiliates, including Hollinger Inc., are considered “exempt stockholders” under the terms of the SRP. This means that so long as Mr. Black and his controlled affiliates do not collectively, directly or indirectly, increase the number of shares of Class A Common Stock and Class B Common Stock above the level owned by them when the SRP was adopted, their ownership will not cause the Rights to separate from the Common Stock. This exclusion would not apply to any person or group to whom Mr. Black or one of his affiliates transfers ownership, whether directly or indirectly, of any of the Company’s shares. Consequently, the Rights may become exercisable if Mr. Black transfers sufficient voting power to an unaffiliated third party through a sale of interests in the Company, Hollinger Inc., Ravelston or another affiliate. As a result of the filing on April 22, 2005 by Ravelston and RMI, seeking court protection under Canadian insolvency laws and the appointment of a court-appointed receiver for Ravelston and RMI, on May 10, 2005, the Company’s Corporate Review Committee amended the SRP to include the receiver, RSM Richter Inc., as an “exempt stockholder” for purposes of the SRP. The SRP amendment allowed for the appointment of the Receiver, but not the sale by the Receiver of the Ravelston Entities’ controlling stake in Hollinger Inc. to a third party.

EXECUTIVE OFFICERS

Executive Officers of the Company

The name, age and position held of each of the executive officers of the Company are set forth below.

Name and Age	Position(s) with the Company

Cyrus F. Freidheim, Jr., 71	President and Chief Executive Officer
William G. Barker, III, 48	Senior Vice President and Chief Financial Officer
John D. Cruickshank, 54	Chief Operating Officer — Sun-Times News Group
James D. McDonough, 48	Vice President, General Counsel and Secretary
Thomas L. Kram, 48	Controller and Chief Accounting Officer

The name, principal occupation, business experience and tenure as an executive officer of the Company is set forth below. Unless otherwise indicated, all principal occupations have been held for more than five years.

Cyrus F. Freidheim, Jr., President and Chief Executive Officer. See “Proposal 1 — Election of Directors” above for relevant information with respect to Mr. Freidheim.

William G. Barker, III, Senior Vice President and Chief Financial Officer. Mr. Barker was named Senior Vice President, Finance, in February 2007 and assumed the duties of Chief Financial Officer in March 2007 after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2006. Mr. Barker spent much of his career with PepsiCo Inc. and its subsidiary, Quaker Oats. Mr. Barker most recently served as Vice President, Finance & Strategy for PepsiCo’s Gatorade business. Previously, he had been Vice President and Corporate Controller for Quaker Oats and before that, Director of Planning and Analysis for Gatorade.

John D. Cruickshank, Chief Operating Officer — Sun-Times News Group. Mr. Cruickshank has served as the Chief Operating Officer — Sun-Times News Group and publisher of the Chicago Sun-Times since November 2003. Mr. Cruickshank served as Vice President Editorial and co-editor of the Chicago Sun-Times from 2000 to November 2003.

James D. McDonough, Vice President, General Counsel and Secretary. Mr. McDonough joined the company in January 2005 as Assistant General Counsel and Chief Counsel of the company’s Chicago Group, which includes the Chicago Sun-Times. He became the Vice President, General Counsel and Secretary of the Company on December 29, 2006. Before joining the Company Mr. McDonough was a partner in the law firm of Gardner Carton & Douglas LLP in Chicago, where he acted as outside counsel to the Audit Committee of the Company.

Thomas L. Kram, Controller and Chief Accounting Officer. Mr. Kram joined the Company in July 2004 as Corporate Controller. Mr. Kram was formerly Vice President, Controller of Budget Group, Inc. from July 1997 through December 2003.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics:

•	our compensation-setting process;

•	our compensation philosophy and policies regarding executive compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal year 2006.

In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee of Sun-Times Media Group, Inc.’s Board of Directors.

The Compensation-Setting Process

A Year-Round Process

Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process, including evaluation of management performance and consideration of the business environment, is a year-round process. Compensation decisions are designed to promote our fundamental business objectives and strategy.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process, other than for the Chief Executive Officer. The most significant aspects of management’s role are:

•	designing and recommending compensation plans;

•	recommending business performance and individual targets and goals;

•	evaluating employee performance; and

•	recommending salary and bonus levels and long-term incentive awards.

The Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Committee meetings. The Chief Executive Officer also participates in Committee meetings at the Committee’s request to provide compensation recommendations as to senior executive officers (other than himself).

Compensation Consultants

The Compensation Committee Charter grants the Compensation Committee the sole authority to retain and terminate compensation consultants and approve their fees and other retention terms. These consultants report directly to the Compensation Committee. In 2006, the Compensation Committee used the services of two compensation consultants, Watson Wyatt Worldwide, Inc. and Deloitte Consulting LLP, to review the compensation practices of other companies and to make recommendations to the Committee regarding the level and structure of compensation for the Company’s Chief Executive Officer.

Annual Evaluation

We meet each year to evaluate the performance of the named executive officers, to determine their bonuses for the prior year, to establish their performance objectives for the bonus program for the current year, to set their base salaries for the current year, and to consider and approve any grants to them of cash or equity incentive compensation under our 1999 Stock Incentive Plan, Long-Term Incentive Plan (LTIP) and Executive Cash Incentive Plan, and to address any other matters that require the attention of the Committee. The Compensation Committee held a total of nine meetings during 2006.

Performance Objectives

Our process typically begins with establishing individual and corporate performance objectives for senior executive officers in the first quarter of each fiscal year. Corporate performance objectives typically are established on the basis of the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) performance of the Company or of specific business units within the Company. Long-term corporate performance objectives have also been established on the basis of total stockholder return.

Competitive Compensation Practices

We use information regarding pay practices at other comparable companies to help us establish the named executive officers’ compensation levels because we recognize that our compensation opportunities must be reasonable and competitive in the marketplace. Accordingly, we review compensation levels for our named executive officers against compensation ranges and averages for comparable positions using media industry survey information provided by our compensation consultants.

Total Compensation Opportunities

In addition to the performance objectives, we establish total compensation opportunities for each of the senior executive officers. In making these determinations, we apply the compensation philosophy described below and also consider historical compensation levels, competitive pay practices at other media industry companies, and the relative compensation levels among the Company’s senior executive officers. We also consider industry conditions, corporate performance and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance-Based Pay

As targeted total compensation opportunities are determined, we also determine the portion of total compensation that will be in the form of contingent, performance-based pay. Performance-based pay generally includes annual cash bonuses for achievement of specified corporate and individual performance objectives and long-term incentive compensation that may include a cash component as well as an equity component, the value of which is dependent upon stock price performance.

Compensation Philosophy

Our compensation philosophy is intended to align the interests of management with those of the Company’s stockholders. The following principles influence and guide our compensation decisions:

Focus on Results and Strategic Objectives

Our compensation analysis begins with an examination of the Company’s business plan and strategic objectives. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the Company’s business goals and strategic objectives.

Emphasis on Performance-Based Compensation

Our compensation philosophy is based upon the belief that pay for executive officers should be directly linked to performance. Accordingly, a substantial portion of executive officer compensation is contingent on, and varies with, achievement of corporate and individual performance objectives.

Compensation and Performance-Based Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation opportunity is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic objectives.

•	As position and responsibility increase, a greater portion of the executive officer’s total compensation opportunity is performance-based.

•	Long-term incentive compensation opportunity, including equity-based compensation, is higher for persons with higher levels of responsibility, making a significant portion of their total compensation opportunity dependent on long-term stock price appreciation and total stockholder return.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus senior management on achieving strong short-term (annual) performance in a manner that supports the Company’s long-term success and profitability. The bonus program creates an incentive for meeting annual performance targets while awards of long-term incentive compensation encourage the achievement of objectives over a longer-term performance cycle.

Compensation Should be Reasonable and Responsible

It is essential that the Company’s overall compensation opportunities be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels.

Compensation Disclosures Should be Clear and Complete

We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed. We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation because it enables the Company to recruit and retain key executives. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices for executives in comparable positions at other media industry companies, internal pay equity and the tax deductibility of base salary.

Finally, for our most senior executives, we establish base salaries at a level so that a significant portion of the total compensation opportunity that such executives can earn is directly linked to performance.

Annual Bonus Program

Annual Bonuses are designed to provide incentives for achieving short-term (i.e., annual) financial operational and individual goals. For 2006, the Company’s Annual Bonus Program provided Gordon A. Paris, the Company’s former President and Chief Executive Officer, John D. Cruickshank, the Chief Operating Officer of the Sun-Times News Group, Gregory A. Stoklosa, the Company’s former Vice President and Chief Financial Officer, and James R. Van Horn, the Company’s former Vice President, General Counsel and Secretary, an opportunity to earn an annual cash bonus for achieving specified, pre-established performance-based goals. As discussed in more detail below under “— Our Compensation Decisions,” performance goals are tied to measures of operating performance and individual goals. Other senior executive officers, including James D. McDonough, the Company’s Vice President, General Counsel and Secretary, Thomas L. Kram, the Company’s Controller and Chief Accounting Officer, and Robert T. Smith, the Company’s former Treasurer, were eligible for discretionary bonuses in 2006 based upon corporate and individual performance.

Long-Term Incentives

We believe that long-term incentive compensation is the most effective means of creating a long-term alignment of the compensation provided to officers and other key management personnel with gains realized by the Company’s stockholders. In determining the long-term incentive opportunity to be granted to senior executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of the grants in relation to other elements of total compensation and competitive compensation practices. Pursuant to the terms of the LTIP, certain executive officers of the Company may receive awards of DSUs granted under the Company’s 1999 Stock Incentive Plan or any successor thereto with such terms as may be established by the Compensation Committee and set forth in a Deferred Stock Unit award agreement. Each DSU entitles the grantee to one share of the Company’s Class A common stock on the vesting date of the DSU. The DSUs that the Company has granted have typically vested 25% on each of the first through fourth anniversaries of the grant date. Vesting of the DSUs accelerates upon a grantee’s termination of employment by reason of death, permanent disability or retirement. Vesting of the DSUs also accelerates upon a change of control.

Pursuant to the terms of the LTIP, certain executive officers of the Company may also be eligible to receive a cash-based incentive award (the “Cash Incentive Award”). Receipt of the Cash Incentive Award by a participating officer is subject to the Company’s achievement of a pre-established performance measure over the three-year performance period for each award. This performance measure is based upon the total stockholder return on the Company’s Class A common stock for the three-year performance period as compared to the return of the S&P 1000 (the “Index”) for the same period. The Company’s return has to be at or above the 50th percentile of all of the companies in the Index for an officer to earn any payout of the Cash Incentive Award, and in such case the payout will be 50% at the 50th percentile, 100% at the 60th percentile, 200% at the 75th percentile and 250% at the 90th percentile, with the percentages determined on a ratable basis in between those levels. In the event of a change of control of the Company, payment of the Cash Incentive Award is accelerated to, and based on performance as of, the closing date of the change of control. The Company granted Cash Incentive Awards in 2005 to Messrs. Paris, Stoklosa, Cruickshank and Van Horn with performance to be measured for the three-year period ending on December 9, 2008. No additional Cash Incentive Awards were granted in 2006.

If before a change of control of the Company, a participating officer dies, terminates employment because of permanent disability, retires from the Company after attaining age 59 1/2, or is terminated by the Company without cause, any Cash Incentive Award that was unvested at the time of his termination will become vested, and a prorated portion of no more than 100% of the target award, determined by taking into account a shortened measurement period beginning on the award date and ending on date of termination, will be paid by March 15 of the year following the year of the participating officer’s termination to the extent earned.

Cash Incentive Awards become fully vested on a change of control. In addition, Cash Incentive Awards payable after a change of control are, if earned, paid without proration or the payment limitation of 100% of the target award described in the immediately preceding paragraph.

Participating officers who are terminated by the Company without cause or who voluntarily terminate employment for good reason following a change of control and whose awards were forfeited or paid out in connection with such termination will have their awards reinstated in the event a Change of Control Business Combination Transaction (as defined in the LTIP) occurs within six months following the participating officer’s termination. In such event, the participating officer would become entitled to receive any additional incentive award payment the participating officer would have been entitled to receive upon a Change of Control Business Combination Transaction, had the forfeiture or termination of employment not occurred.

Additional Benefits

Executive officers are generally entitled to executive life and long-term disability insurance, the premiums for which are paid for by the Company. Executive officers also participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees, including health insurance, group life and long-term disability insurance and participation in the Company’s 401(k) plan, which has historically included a discretionary Company profit sharing contribution equal to 3.5% of each participant’s W-2 compensation, up to the maximum amount allowed by law. See “— Employment Agreements.”

Our Compensation Decisions

This section of the Compensation Discussion and Analysis describes the compensation decisions that we made with respect to the named executive officers for 2006. On November 14, 2006, Cyrus F. Freidheim, Jr. succeeded Gordon A. Paris as President and Chief Executive Officer of the Company and on December 29, 2006, James D. McDonough succeeded James R. Van Horn as Vice President, General Counsel and Secretary of the Company. On February 16, 2007, Gregory A. Stoklosa’s employment with the Company as Vice President and Chief Financial Officer was terminated. On September 30, 2006, Robert T. Smith’s employment with the Company as Treasurer was terminated.

Chief Executive Officer

On November 14, 2006, the Board of Directors appointed Mr. Freidheim as the Company’s President and Chief Executive Officer to succeed Mr. Paris. In connection with Mr. Freidheim’s appointment, the Committee agreed to a compensation arrangement for Mr. Freidheim, reflected in a term sheet. Mr. Freidheim’s compensation arrangement was approved by the Compensation Committee following a review of competitive compensation opportunities for the chief executive officers of comparably-sized media and publishing companies provided by the Committee’s compensation consultant. The Compensation Committee determined that the level of Mr. Freidheim’s total compensation opportunity was important to the Company’s efforts to recruit and retain Mr. Freidheim. The Committee designed Mr. Freidheim’s overall compensation package to include equity components that would provide appropriate incentives linking Mr. Freidheim’s compensation to both the Company’s operating results and its future stock price performance. The Committee determined that EBITDA would be an appropriate measure of the Company’s operating performance because it is a key driver of stockholder value.

Mr. Freidheim’s compensation arrangement includes the following elements: (a) an annual base salary of $680,000; (b) an annual bonus for 2007 (with a target bonus of 100% of base salary and a maximum bonus of 200% of base salary) based on performance against EBITDA-based targets to be agreed, payable 50% in cash and 50% in shares of the Company’s Class A common stock, with the number of shares to be determined based on the closing price of a share of the Company’s Class A common stock on November 14, 2006 ($5.53); (c) a pro-rata target bonus for 2006 of $87,561; (d) a grant of 100,000 shares of restricted stock that vest 50% on November 15, 2007 and 50% on November 15, 2008, subject to continued employment as Chief Executive Officer on the applicable date; and (e) a grant of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn (i) 50,000 shares of the Company’s Class A common stock if the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $7.00, and an additional 50,000 shares of the Company’s Class A common stock if the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $8.00, $9.00 and $10.00, respectively (so that a maximum of 200,000 shares of the Company’s Class A common stock may be earned under this portion of the stock opportunity award) and (ii) 100,000 shares (at target) or 200,000 shares (at maximum) (the “EBITDA Award”) based on performance against EBITDA-based targets to be agreed, which will be established independently of the EBITDA-based goals used for the 2007 bonus (so that a maximum of 400,000 shares of the Company’s Class A common stock in the aggregate may be earned under both portions of the stock opportunity award), subject in each case to continued employment as Chief Executive Officer on the applicable date, and provided further that any shares earned under the stock opportunity award may not be sold, transferred or otherwise disposed of by Mr. Freidheim so long as he remains Chief Executive Officer of the Company (except to pay taxes incurred in connection with earning such shares). This arrangement was approved by the independent members of the Company’s Board of Directors. Subsequently, in the first quarter of 2007, the Compensation Committee established two-year EBITDA-based targets and other long-term corporate objectives, including, but not limited to, the Company’s financial strength, organization and management and strategy going forward, for Mr. Freidheim for the EBITDA Award such that he will be eligible to earn 50,000 shares (at threshold), 100,000 shares (at target) or 200,000 shares (at maximum) based on performance against such targets and objectives. Half of the award pool will be based on the Company’s

EBITDA, and the other half will be based on the Compensation Committee’s evaluation of Mr. Freidheim’s performance against such long-term corporate objectives.

Base Salary for Named Executive Officers Other Than Mr. Freidheim

We determine base salaries based upon individual performance, responsibility level and competitive pay levels at other comparable companies. In setting these base salaries, we considered:

•	the compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at the Company;

•	all of the components of executive compensation, including base salary, incentive compensation under the bonus plan, long-term incentive compensation and benefits;

•	the mix of performance pay to total compensation; and

•	the base salary paid to executive officers in comparable positions at other media industry companies.

The following table sets forth the base salaries of the named executive officers (other than Mr. Freidheim) for 2006 and the percentage change from 2005.

		2006		Percentage
Name	Title	Base Salary		Increase/(Decrease)

Gordon A. Paris(1)	Former President and Chief Executive Officer	$900,000	(2)	(55)%
Gregory A. Stoklosa(3)	Former Chief Financial Officer	$400,000		0%
John D. Cruickshank	Chief Operating Officer-Sun-Times News Group	$400,000		11%
James D. McDonough	Vice President, General Counsel and Secretary	$225,000	(4)	0%
Thomas L. Kram	Controller and Chief Accounting Officer	$184,000	(5)	0%
James R. Van Horn(6)	Former Vice President, General Counsel and Secretary	$350,000		0%
Robert T. Smith(7)	Former Treasurer	$310,000		0%

(1)	Mr. Paris ceased to be President and Chief Executive Officer of the Company on November 14, 2006 and his employment with the Company terminated on December 29, 2006. Mr. Paris continues to serve as a director of the Company.

(2)	Base salary was offset in the amount of the annual salary, $25,000, received by Mr. Paris from Berenson & Company.

(3)	Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007.

(4)	On December 14, 2006, Mr. McDonough’s base salary was increased to $275,000, effective at the close of business on December 29, 2006.

(5)	On February 2, 2007, Mr. Kram’s base salary was increased to $210,000, effective retroactively to July 23, 2006.

(6)	Mr. Van Horn’s employment with the Company terminated on December 29, 2006.

(7)	Mr. Smith’s employment with the Company terminated on September 30, 2006.

In establishing the compensation level for Mr. Paris for 2005, the Compensation Committee considered several factors, including the unusual circumstances under which Mr. Paris was asked to assume the roles of Chairman, President and Chief Executive Officer at the request of the Board of Directors, the level of compensation which Mr. Paris had experienced in his most recent professional positions, and competitive compensation data provided by an independent compensation expert. Effective January 1, 2006, Mr. Paris’ compensation arrangement was modified to reduce his total annual cash compensation opportunity and to increase his long-term compensation opportunity.

Annual Bonus

For 2006, as discussed above, Mr. Freidheim received a guaranteed pro-rata bonus of $87,561 pursuant to his previously-agreed-to compensation arrangement. The Company’s Annual Bonus Program provided Messrs. Cruickshank, Stolklosa, Paris and Van Horn an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the year. In 2006, the Compensation Committee established performance objectives for Mr. Cruickshank based 60% on targeted levels of Sun-Times News Group EBITDA and 40% on individual goals that are related to the achievement of specific objectives that improve a business process or further the Company’s long-term objectives. The Compensation Committee established performance objectives for Messrs. Stoklosa, Paris and Van Horn based 60% on targeted levels of Sun-Times News Group EBITDA, 10% on the achievement of certain corporate goals and 30% on individual goals. These performance objectives provided Messrs. Cruickshank, Stoklosa and Van Horn with the opportunity to earn a target cash bonus of 75% of their base salary if the performance objectives were met and provided Mr. Paris with the opportunity to earn a target cash bonus of 100% of his base salary if the performance objectives were met. Because the threshold Sun-Times News Group EBITDA target of $77.7 million was not met, Mr. Cruickshank was only eligible for a target bonus of $120,000, rather than $300,000, and was awarded a bonus of $80,000. Because the employment of each of Messrs. Stoklosa, Paris and Van Horn was terminated prior to the payment of 2006 bonuses, none of them was awarded a bonus for 2006. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company.”

For 2006, Messrs. McDonough and Kram were eligible for target discretionary bonuses based upon corporate and individual performance of $67,500 and $46,000, respectively, and they received bonuses in the amount of $25,000 and $33,000, respectively. For 2006, Mr. Smith was eligible for a discretionary bonus based upon corporate and individual performance, but because his employment was terminated during 2006 he was not awarded a bonus for 2006.

Long-Term Incentive Plan

There were no Cash Incentive Awards, DSUs or stock option awards made under the LTIP or the 1999 Stock Incentive Plan during fiscal year 2006, other than the equity award to Mr. Freidheim in connection with his appointment as President and Chief Executive Officer in November 2006 consisting of 100,000 shares of restricted Class A common stock and a stock opportunity award with respect to up to 400,000 shares of Class A common stock based upon the achievement of certain Company and stock price performance goals. For more details, see “— Our Compensation Decisions — Chief Executive Officer” and “— Employment Agreements — Terms of Freidheim Arrangement.”

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and appropriate.

Compensation Policies

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer, and each of its four other most highly compensated executive officers, unless such payments are “performance-based” in accordance with the regulations promulgated under Section 162(m) of the Code. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is the Board of Directors’ Policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where deemed appropriate by the Compensation Committee, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the proxy statement relating to the Company’s 2007 Annual Meeting of Stockholders.

Submitted by:

John F. Bard, Chairman
John M. O’Brien
Members of the Compensation Committee

Summary Compensation Table for Named Executive Officers

The following table sets forth compensation information for the fiscal year ended December 31, 2006 for (i) the persons who served during 2006 as the Company’s Chief Executive Officer, (ii) the person who served during 2006 as the Company’s Chief Financial Officer, (iii) the three other most highly compensated executive officers of the Company who served in such capacities on December 31, 2006, and (iv) two former executive officers of the Company who would have been described in clause (iii) except that their employment terminated prior to December 31, 2006 (collectively, the “named executive officers”).

								Non-Equity
								Incentive
								Plan	All other
				Stock		Option		Compen-	Compen-
		Salary	Bonus	Awards		Awards		sation	sation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)		($)	($)		($)

Cyrus F. Freidheim, Jr.,	2006	$163,561	$87,561	$121,189	(3)	—		—	—		$372,311
President and Chief Executive Officer(2)
Gordon A. Paris,	2006	$972,115	—	$1,101,563		—		—	$2,754,009	(5)	$4,827,687
Former President and Chief Executive Officer(4)
Gregory A. Stoklosa,	2006	$400,000	—	$240,750	(7)	—		—	$19,691	(8)	$660,441
Former Vice President and Chief Financial Officer(6)
John D. Cruickshank,	2006	$398,462	—	$109,750		$17,312	(9)	$80,000	$32,445	(10)	$637,969
Chief Operating Officer-Sun Times News Group
James D. McDonough,	2006	$225,000	$25,000	$27,694		—		—	$13,090	(11)	$290,784
Vice President, General Counsel and Secretary
Thomas L. Kram,	2006	$184,000	$33,000	$27,694		—		—	$8,078	(12)	$252,772
Controller and Chief Accounting Officer
James R. Van Horn,	2006	$363,462	—	$146,203		—		—	$1,135,237	(14)	$1,645,902
Former Vice President, General Counsel and Secretary(13)
Robert T. Smith,	2006	$264,692	—	—		$17,274	(16)	—	$554,031	(17)	$835,997
Former Treasurer (15)

(1)	The amounts in this column (other than $66,255 for Mr. Freidheim (as to which see Note (3) to this table below)) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS No. 123R”) with respect to awards of DSUs granted in 2005. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(2)	Mr. Freidheim became President and Chief Executive Officer on November 14, 2006. Prior to that date, Mr. Freidheim received compensation as a director of the Company. Amount shown under “Salary” includes $76,000 of cash director fees paid to Mr. Freidheim in 2006 and amount shown under “Stock Awards” includes $54,934 in respect of DSUs granted to Mr. Freidheim as a director in 2006. See “— Directors’ Compensation.”

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to awards to Mr. Freidheim in 2006 of 7,277 DSUs (including dividend equivalent DSUs) granted to him as a director, 100,000 shares of restricted Class A common stock and a stock opportunity award with respect to up to 400,000 shares of Class A common stock. See “— Our Compensation Decisions — Chief Executive Officer” and “— Employment Agreements — Terms of Freidheim Arrangement” for a detailed description of these awards. Under SFAS No. 123R, the grant date fair value of the award of 100,000 shares of restricted Class A common stock is being expensed ratably over the two-year vesting period. The grant date fair value of the 200,000-share portion of the stock opportunity award that vests based upon the attainment of specified price levels for the Company’s Class A common stock was estimated for financial statement reporting purposes using a Monte Carlo simulation model and the estimated fair value is being expensed over the median expected vesting periods produced by the Monte Carlo simulation. Under SFAS No. 123R, no expense was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 with respect to the EBITDA Award portion of the stock opportunity award because the relevant performance targets and objectives had not been established as of December 31, 2006.

(4)	Mr. Paris ceased to be President and Chief Executive Officer of the Company on November 14, 2006 and his employment with the Company terminated on December 29, 2006. Mr. Paris continues to serve as a director of the Company.

(5)	Consists of payments made by the Company to Mr. Paris pursuant to the terms of the Paris Employment Agreement and the Paris Separation Agreement. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Paris.” Also includes contributions made by the Company under the Company’s 401(k) plan ($7,875), executive life insurance premiums paid on Mr. Paris’ behalf by the Company ($4,200) and perquisites that aggregate less than $10,000.

(6)	Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007.

(7)	Includes $146,250 recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R in respect of accelerated vesting of DSUs triggered by the termination of Mr. Stoklosa’s employment with the Company. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Stoklosa.” (8) Includes contributions made by the Company under the Company’s 401(k) plan ($7,875), executive life insurance premiums paid on Mr. Stoklosa’s behalf by the Company ($4,200) and perquisites that aggregate less than $10,000. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Stoklosa” for a description of the payments made to Mr. Stoklosa in connection with his termination of employment in March 2007.

(9)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to options to acquire shares of Class A common stock awarded to Mr. Cruickshank pursuant to the Company’s 1999 Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(10)	Includes contributions made by the Company under the Company’s 401(k) plan ($7,875), executive life insurance premiums paid on Mr. Cruickshank’s behalf by the Company ($4,200) and perquisites consisting of executive long-term disability insurance premiums paid on Mr. Cruickshank’s behalf by the Company, compensation for editorial contributions, an automobile allowance, use of a Company-owned automobile with an estimated value of $6,000 per year and reimbursement of club membership dues and parking fees, none of which individually exceeds $25,000.

(11)	Includes contributions made by the Company under the Company’s 401(k) plan ($7,875), executive life insurance premiums paid on Mr. McDonough’s behalf by the Company ($1,395) and perquisites that aggregate less than $10,000.

(12)	Includes contributions made by the Company under the Company’s 401(k) plan ($7,875) and perquisites that aggregate less than $10,000.

(13)	Mr. Van Horn’s employment with the Company terminated on December 29, 2006.

(14)	Consists of payments made by the Company to Mr. Van Horn pursuant to the Van Horn Employment Agreement and the Van Horn Separation Agreement. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Van Horn.” Also includes contributions made by the Company under the Company’s 401(k) plan ($7,875), executive life insurance premiums paid on Mr. Van Horn’s behalf by the Company ($4,200) and perquisites that aggregate less than $10,000.

(15)	Mr. Smith’s employment with the Company terminated on September 30, 2006.

(16)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to options to acquire shares of Class A common stock awarded to Mr. Smith pursuant to the Company’s 1999 Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(17)	Consists of payments made by the Company to Mr. Smith pursuant to the Smith Separation Agreement. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Smith.” Also includes perquisites that aggregate less than $10,000.

Grants of Plan-Based Awards

										All Other	All Other		Grant
										Stock	Option		Date
										Awards:	Awards:	Exercise	Fair
			Estimated Possible Payouts Under				Estimated Future Payouts			Number of	Number of	or Base	Value of
			Non-Equity Incentive				Under Equity			Shares of	Securities	Price of	Stock and
			Plan Awards				Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant		Threshold	Target		Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date		($)	($)		($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)

Cyrus F. Freidheim, Jr.	11/14/06	(2)	—	—		—	—	50,000	—	—	—	—	$144,000	(3)
	11/14/06	(4)	—	—		—	—	50,000	—	—	—	—	$104,000	(3)
	11/14/06	(5)	—	—		—	—	50,000	—	—	—	—	$74,000	(3)
	11/14/06	(6)	—	—		—	—	50,000	—	—	—	—	$52,500	(3)
	11/14/06	(7)	—	—		—	50,000	100,000	200,000	—	—	—	$0	(8)
	11/14/06	(9)	—	—		—	—	—	—	100,000	—	—	$553,000
Gordon A. Paris(10)				$900,000	(11)	$1,800,000	—	—	—	—	—	—	—
Gregory A. Stoklosa(12)				$300,000	(11)	—	—	—	—	—	—	—	—
John D. Cruickshank				$300,000	(11)	—	—	—	—	—	—	—	—
James D. McDonough			—	—		—	—	—	—	—	—	—	—
Thomas L. Kram			—	—		—	—	—	—	—	—	—	—
James R. Van Horn(13)			—	$262,500	(11)	—	—	—	—	—	—	—	—
Robert T. Smith(14)			—	—		—	—	—	—	—	—	—	—

(1)	Computed in accordance with SFAS No. 123R.

(2)	Consists of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $7.00.

(3)	Grant date fair value was estimated for financial statement reporting purposes using a Monte Carlo simulation model.

(4)	Consists of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $8.00.

(5)	Consists of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $9.00.

(6)	Consists of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $10.00.

(7)	Consists of a grant of 50,000 shares of the Company’s Class A common stock (at threshold), 100,000 shares of the Company’s Class A common stock (at target) or 200,000 shares of the Company’s Class A common stock (at maximum) based on performance against EBITDA-based targets and other long-term corporate objectives.

(8)	Under SFAS No. 123R, for financial statement reporting purposes, the EBITDA Award was not deemed to be granted in 2006 because the relevant performance targets and objectives had not been established as of December 31, 2006. Had the targets that have now been established been established on the date of grant, the grant date fair value of the EBITDA Award would have been $553,000.

(9)	Consists of a grant of 100,000 shares of restricted Class A common stock that vest 50% on each of November 15, 2007 and November 15, 2008.

(10)	Mr. Paris ceased to be President and Chief Executive Officer of the Company on November 14, 2006 and his employment with the Company terminated on December 29, 2006. Mr. Paris continues to serve as a director of the Company.

(11)	Applicable Bonus Plan did not have stated maximum possible payouts.

(12)	Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007.

(13)	Mr. Van Horn’s employment with the Company terminated on December 29, 2006.

(14)	Mr. Smith’s employment with the Company terminated on September 30, 2006.

Employment Agreements

The Company has entered into compensation or employment arrangements or agreements with Messrs. Freidheim, Cruickshank and McDonough. The Company also had employment agreements with Messrs. Paris, Stoklosa and Van Horn prior to the termination of their employment with the Company. The Company does not have employment agreements with any other named executive officer. The Company has entered into a Key Employee Severance Program Participation Agreement with Mr. Kram. For a discussion of amounts paid or that could be payable to the named executive officers upon termination of employment or a change of control of the Company, see “Potential Payments Upon Termination or Change of Control.”

Terms of Freidheim Arrangement

On November 14, 2006, the Board of Directors appointed Mr. Freidheim as its President and Chief Executive Officer to succeed Mr. Paris. In connection with Mr. Freidheim’s appointment, the Company agreed to a compensation arrangement (the “Freidheim Arrangement”) for Mr. Freidheim. The compensation arrangement with Mr. Freidheim provides for: (a) an annual base salary of $680,000; (b) an annual bonus for 2007 (with a target bonus of 100% of base salary and a maximum bonus of 200% of base salary) based on performance against EBITDA-based targets to be agreed, payable 50% in cash and 50% in shares of the Company’s Class A common stock, with the number of shares to be determined based on the closing price of a share of the Company’s Class A common stock on November 14, 2006 ($5.53); (c) a pro-rata bonus for 2006 of $87,561; (d) a grant of 100,000 shares of restricted stock that vest 50% on November 15, 2007 and 50% on November 15, 2008, subject to continued employment as Chief Executive Officer on the applicable date; and (e) a grant of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn (i) 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $7.00, and an additional 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $8.00, $9.00 and $10.00, respectively (so that a maximum of 200,000 shares of the Company’s Class A common stock may be earned under this portion of the stock opportunity award) and (ii) 100,000 shares (at target) or 200,000 shares (at maximum) based on performance against EBITDA-based targets to be agreed, which will be established independently of the EBITDA-based goals used for the 2007 bonus (so that a maximum of 400,000 shares of the Company’s Class A common stock in the aggregate may be earned under both portions of the stock opportunity award), subject in each case to continued employment as Chief Executive Officer on the applicable date, and provided further that any shares earned under the stock opportunity award may not be sold, transferred or otherwise disposed of by Mr. Freidheim so long as he remains Chief Executive Officer of the Company (except to pay taxes incurred in connection with earning such shares). Subsequently, in the first quarter of 2007, the Compensation Committee of the Board of Directors established two-year EBITDA-based targets and other long-term corporate objectives for Mr. Freidheim for the EBITDA Award such that he will be eligible to earn

50,000 shares (at threshold), 100,000 shares (at target) or 200,000 shares (at maximum) based on performance against such targets and objectives.

Terms of Paris Agreements

Paris Employment Agreement

Mr. Paris joined the Company as Interim President and Chief Executive Officer in November 2003, becoming Interim Chairman in January 2004. The Board of Directors removed the word “Interim” from Mr. Paris’ title in January 2005. The terms of the original employment agreement with Mr. Paris were amended effective January 1, 2005 and were further amended with effect from January 1, 2006 (as so amended, the “Paris Employment Agreement”). The Paris Agreement was for a period of one year from January 1, 2005, and the term of employment was renewable for successive periods of one year upon expiration of the previous term, unless the Board of Directors or Mr. Paris gave written notice of non-renewal at least 60 days prior to the end of each such one year period.

As the Company’s President and Chief Executive Officer, Mr. Paris reported to the Board of Directors. Effective January 1, 2006, Mr. Paris’s annual base salary was reduced to $900,000, and continued to be offset in the amount of the annual salary received by him from Berenson & Company. The offset was $235,000 in 2004, $125,000 in 2005 and $25,000 for 2006, reflecting Mr. Paris’s increasing duties for the Company.

Effective January 1, 2006, Mr. Paris was eligible for an annual incentive bonus targeted at 100% of his salary, depending upon the achievement of financial performance goals and other non-financial and individual performance goals to be established by the Board of Directors (“Target Goals”). If the Target Goals were exceeded, Mr. Paris would be eligible to receive an incentive bonus in an amount up to 200% of his salary. If performance was below the Target Goals, Mr. Paris would be entitled to a bonus that is less than 100% of his salary, but would not be entitled to any bonus if performance was below a certain threshold. Mr. Paris was also granted DSUs in 2005. Mr. Paris was eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

Effective January 1, 2006, Mr. Paris became eligible to participate in the LTIP. Under the LTIP, Mr. Paris had a target award equal to 250% of his annual base salary. Fifty percent of the target award was granted in the form of DSUs, which were granted under the 1999 Stock Incentive Plan and vest ratably over four years on each anniversary of the date of grant. The remaining 50% of the target award was payable in the form of a Cash Incentive Award subject to the terms of the LTIP as described in “— Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentives.” Upon an involuntary termination of Mr. Paris’s employment (including due to death or disability), Mr. Paris’s voluntary termination of employment for good reason following a change of control, or Mr. Paris’s retirement from the Company after having attained age 59 1/2 with at least five years of service, payment of the Cash Incentive Award would be accelerated to, and calculated as of, the date of termination without being subject to proration. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Paris” for a description of the Cash Incentive Award in connection with Mr. Paris’ resignation as Chief Executive Officer on December 29, 2006.

Mr. Paris agreed that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he would be subject to non-competition and non-solicitation provisions as set forth in the Paris Employment Agreement.

Paris Separation Agreement

On September 13, 2006, the Company and Mr. Paris entered into a Separation Agreement (the “Paris Separation Agreement”). The Paris Separation Agreement provides that Mr. Paris would resign as Chief Executive Officer, effective December 29, 2006, to facilitate the relocation of the Company’s executive offices to Chicago, Illinois. However, Mr. Paris will continue as a member of the Board of Directors and the Chairman of the Special Committee of the Board of Directors until his termination or resignation from those positions in accordance with the Certificate of Incorporation and By-laws of the Company. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Paris” for a

description of the payments made to Mr. Paris pursuant to the Paris Employment Agreement and the Paris Separation Agreement.

Terms of Stoklosa Agreement

Mr. Stoklosa was appointed Vice President and Chief Financial Officer of the Company in November 2005. From March 2005 to November 2005, Mr. Stoklosa served as Vice President — Finance until his appointment as Vice President and Chief Financial Officer in November 2005. On January 31, 2006, the Company amended and restated in its entirety its employment agreement with Mr. Stoklosa, effective as of January 1, 2006 (the “Stoklosa Agreement”). The Stoklosa Agreement had a one year term, ending on December 31, 2006, renewable for successive one-year periods. In 2006, Mr. Stoklosa was paid an annual salary of $400,000 and was eligible for an annual bonus targeted at 75% of his annual base salary. Mr. Stoklosa was eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible. Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007.

Terms of Cruickshank Agreement

Mr. Cruickshank has been with the Company since 2000. Mr. Cruickshank is employed as the Chief Operating Officer of the Company’s Sun-Times News Group and publisher of the Chicago Sun-Times and reports to the President and Chief Executive Officer of the Company. The terms of the original employment agreement with Mr. Cruickshank were amended effective as of January 1, 2005 and were further amended with effect from January 1, 2006 (as so amended, the “Cruickshank Agreement”). The Cruickshank Agreement is for a period of one year from January 1, 2005, and the term of employment is renewable for successive periods of one year upon expiration of the previous term, unless the Board of Directors or Mr. Cruickshank gives written notice of non-renewal at least 60 days prior to the end of each such one year period.

Mr. Cruickshank’s agreement provides for an annual salary of $400,000 and his eligibility to earn an annual bonus targeted at 75% his annual base salary. In addition, Mr. Cruickshank is eligible to receive an annual award under the LTIP in an amount to be determined by the Compensation Committee. Mr. Cruickshank is eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

Terms of McDonough Agreement

Effective December 29, 2006, the Company entered into an Employment Agreement with Mr. McDonough (the “McDonough Agreement”) providing for Mr. McDonough’s employment as Vice President, General Counsel and Secretary of the Company. Mr. McDonough reports to the President and Chief Executive Officer of the Company. The McDonough Agreement is for the period to December 31, 2007, and the term of employment is renewable for successive periods of one year upon expiration of the previous term, unless the Board of Directors or Mr. McDonough gives written notice of non-renewal at least 30 days prior to the end of each such period. The Company may also elect to terminate the McDonough Agreement at the end of its then current term without terminating Mr. McDonough’s employment with the Company.

Under the McDonough Agreement, Mr. McDonough is paid an annual salary of $275,000 and will be eligible for an annual bonus targeted at 50% his annual base salary. In addition, Mr. McDonough is eligible to receive an annual award under the LTIP in an amount to be determined by the Compensation Committee. Mr. McDonough is eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

Terms of Van Horn Agreements

Van Horn Employment Agreement

Mr. Van Horn served as Vice President, General Counsel and Secretary of the Company from June 2004 until December 29, 2006. From March 2004 until June 2004 he served as Corporate Counsel to the Company. On

January 31, 2006, the Company amended and restated in its entirety its employment agreement with Mr. Van Horn, effective as of January 1, 2006 (the “Van Horn Employment Agreement”).

The Van Horn Agreement had a one year term, ending on December 31, 2006, renewable for successive one-year periods. Under the Van Horn Agreement, Mr. Van Horn was entitled to an annual base salary of $350,000 and was eligible to earn an annual bonus targeted at 75% of his annual base salary. In addition, Mr. Van Horn was eligible to receive in 2006 an annual award under the LTIP in an amount to be determined by the Compensation Committee. Mr. Van Horn was eligible for participation in the Company’s other incentive programs, benefit plans and programs and perquisites for which other senior executives of the Company are eligible.

Van Horn Separation Agreement

On September 13, 2006, the Company and Mr. Van Horn entered into a separation agreement (the “Van Horn Separation Agreement”). The Van Horn Separation Agreement provides that Mr. Van Horn would resign his employment, effective December 29, 2006, to facilitate the relocation of the Company’s executive offices to Chicago, Illinois. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Van Horn” for a description of the payments made to Mr. Van Horn pursuant to the Van Horn Employment Agreement and the Van Horn Separation Agreement.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
													Equity
											Equity		Incentive
											Incentive		Plan
					Equity						Plan		Awards:
					Incentive						Awards:		Market or
					Plan						Number of		Payout
					Awards:						Unearned		Value of
	Number of		Number of		Number of			Number of		Market Value	Shares,		Unearned
	Securities		Securities		Securities			Shares or		of Shares	Units or		Shares,
	Underlying		Underlying		Underlying			Units of		or Units of	Other		Units or
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock	Rights That		Other Rights
	Options		Options		Unearned	Exercise	Option	Have Not		That Have	Have Not		That Have
	(#)		(#)		Options	Price	Expiration	Vested		Not Vested	Vested		Not Vested
Name	Exercisable		Unexercisable		(#)	($/Sh)	Date	(#)(1)		($)(2)	(#)		($)(2)

Cyrus F. Freidheim, Jr.	—		—		—	—	—	100,000	(3)	$491,000	100,000	(4)	$491,000
Gordon A. Paris(5)	—		—		—	—	—	—		—	—		—
Gregory A. Stoklosa(6)	—		—		—	—	—	28,082		$137,883	—		—
John D. Cruickshank	14,132	(7)	—		—	$10.57	5/4/2009	—		—	—		—
	14,132	(7)	—		—	$7.45	3/6/2010	—		—	—		—
	17,665	(7)	—		—	$10.17	4/1/2011	—		—	—		—
	21,198	(7)	—		—	$7.88	2/4/2012	—		—	—		—
	20,138	(7)	6,713	(7)	—	$6.69	2/5/2013	—		—	—		—
	—		—		—	—	—	32,136		$157,788	—		—
James D. McDonough	—		—		—	—	—	8,585		$42,153	—		—
Thomas L. Kram	—		—		—	—	—	8,585		$42,153	—		—
James R. Van Horn(8)	—		—		—	—	—	—		—	—		—
Robert T. Smith(9)	21,198	(10)	—		—	$8.23	10/31/2007	—		—	—		—
	28,264	(10)	—		—	$7.45	10/31/2007	—		—	—		—
	28,264	(10)	—		—	$10.17	10/31/2007	—		—	—		—
	28,264	(10)	—		—	$7.88	10/31/2007	—		—	—		—
	26,144	(10)	—		—	$6.69	10/31/2007	—		—	—		—

(1)	The amounts in this column (other than those for Mr. Freidheim (as to which see Note (3) to this table below)) consist of DSUs awarded pursuant to the Company’s LTIP and 1999 Stock Incentive Plan. Mr. Cruickshank was granted 20,000 DSUs on January 26, 2005 and 17,442 DSUs on December 9, 2005; Mr. Stoklosa was granted 20,000 DSUs on March 14, 2005 and 17,442 DSUs on December 9, 2005; Mr. McDonough was granted 4,446 DSUs on January 26, 2005 and 7,000 DSUs on December 9, 2005; and Mr. Kram was granted 4,446 DSUs on January 26, 2005 and 7,000 DSUs on December 9, 2005. The DSUs vest 25% per year on the first through fourth anniversaries of the date of grant and will be settled in shares of the Company’s Class A common stock upon vesting. DSUs are not entitled to receive regular dividend or dividend-equivalent payments. As a result of a special dividend declared and paid by the Company in respect of the Company’s common stock in early 2005 ($3.00 per share), the value of the DSUs that were granted prior to the date of the special dividend decreased as a result of the corresponding decrease in the market price of the Company’s Class A common stock. The Company granted additional DSUs, based on the amount of the special dividend, to the holders of the prior DSUs to make them whole. The additional DSUs awarded to Messrs. Cruickshank, McDonough and Kram are as follows: The Company granted Mr. Cruickshank 5,405 DSUs on March 1, 2005 in respect of the effect of the special dividend on Mr. Cruickshank’s January 26, 2005 DSU grant and the Company granted each of Messrs. McDonough and Kram 946 DSUs on March 1, 2005 in respect of the effect of the special dividend on each of their January 26, 2005 DSU grants.

(2)	Amounts are calculated based upon the per share closing price of the Class A common stock on December 31, 2006 of $4.91.

(3)	Consists of a grant of 100,000 shares of restricted Class A common stock that vest 50% on each of November 15, 2007 and November 15, 2008.

(4)	Consists of a grant of a “stock opportunity award” pursuant to which Mr. Freidheim will be eligible to earn (i) 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $7.00 (threshold performance), and an additional 50,000 shares of the Company’s Class A common stock when the average daily closing price of a share of the Company’s Class A common stock over any consecutive four-month period exceeds $8.00, $9.00 and $10.00, respectively (so that a maximum of 200,000 shares of the Company’s Class A common stock may be earned under this portion of the stock opportunity award) and (ii) 50,000 shares (at threshold), 100,000 shares (at target) or 200,000 shares (at maximum) based on performance against two-year EBITDA-based targets and other long-term corporate objectives (so that a maximum of 400,000 shares of the Company’s Class A common stock in the aggregate may be earned under both portions of the stock opportunity award). Amounts shown are based on achieving threshold performance under both portions of the stock opportunity award.

(5)	Mr. Paris ceased to be President and Chief Executive Officer of the Company on November 14, 2006 and his employment with the Company terminated on December 29, 2006. Mr. Paris continues to serve as a director of the Company. Pursuant to the terms of the Paris Employment Agreement and the Paris Separation Agreement, all equity-based awards previously granted to Mr. Paris became immediately fully vested as of December 29, 2006. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Paris.”

(6)	Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007. Pursuant to the terms of the Stoklosa Agreement, all unvested equity-based awards held by Mr. Stoklosa which, in accordance with applicable vesting schedules, would have vested during the Continuation Period (as defined therein) became fully vested and payable and all other unvested equity-based awards were forfeited. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Stoklosa.”

(7)	Options held by Mr. Cruickshank were awarded pursuant to the Company’s 1999 Stock Incentive Plan. Option grants vest 25% per year on the first through fourth anniversaries of the date of grant, subject to continued employment on each such date. The number of shares represented by each option, and the per share exercise price, were adjusted by the Board of Directors of the Company in 2005 to preserve the value of options in light of the two special dividends declared and paid in respect of the Company’s common stock in late 2004 and early 2005. The number of shares and exercise prices presented herein reflect this adjustment.

(8)	Mr. Van Horn’s employment with the Company terminated on December 29, 2006. Pursuant to the terms of the Van Horn Employment Agreement and the Van Horn Separation Agreement, as of December 29, 2006, all unvested equity-based awards held by Mr. Van Horn that would have vested under the original vesting schedule for such awards at any time during 2007 became immediately fully vested and all other unvested equity-based awards immediately terminated. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Van Horn.”

(9)	Mr. Smith’s employment with the Company terminated on September 30, 2006. Mr. Smith’s outstanding DSUs with respect to 7,146 shares of Company Class A common stock that had not yet vested by reason of elapsed time from the date of grant vested as of the date of termination of employment. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Smith.”

(10)	Options held by Mr. Smith were awarded pursuant to the Company’s 1999 Stock Incentive Plan. Option grants vest 25% per year on the first through fourth anniversaries of the date of grant, subject to continued employment on each such date. The number of shares represented by each option, and the per share exercise price, were adjusted by the Board of Directors of the Company in 2005 to preserve the value of options in light of the two special dividends declared and paid in respect of the Company’s common stock in late 2004 and early 2005. The number of shares and exercise prices presented herein reflect this adjustment. Pursuant to the terms of the Smith Separation Agreement, all unvested and unexpired options to acquire Class A common stock of the Company terminated on his date of termination of employment, except that his outstanding options to purchase 6,536 shares of Company Class A common stock at an exercise price of $6.69 per share, that would otherwise have vested on February 6, 2007, were treated as fully vested, and Mr. Smith will be able to exercise his vested options through October 31, 2007, unless otherwise agreed by the Company. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Smith.”

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Cyrus F. Freidheim, Jr.	—	—	—	—
Gordon A. Paris(2)	—	—	130,814	$642,297
Gregory A. Stoklosa(3)	—	—	9,361	$64,268
John D. Cruickshank	—	—	10,712	$76,664
James D. McDonough	—	—	2,861	$18,101
Thomas L. Kram	—	—	2,861	$18,101
James R. Van Horn(4)	—	—	19,700	$114,321
Robert T. Smith(5)	—	—	9,547	$67,735

(1)	Amounts are calculated based upon the per share closing price of the Class A common stock on the applicable vesting date.

(2)	Mr. Paris ceased to be President and Chief Executive Officer of the Company on November 14, 2006 and his employment with the Company terminated on December 29, 2006. Mr. Paris continues to serve as a director of the Company. In accordance with the terms of the Paris Employment Agreement and the Paris Separation Agreement, all DSUs previously granted to Mr. Paris became immediately fully vested and payable as of December 29, 2006. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Paris.”

(3)	Mr. Stoklosa ceased to be Vice President and Chief Financial Officer of the Company on February 16, 2007 and his employment with the Company terminated on March 16, 2007.

(4)	Mr. Van Horn’s employment with the Company terminated on December 29, 2006. In accordance with the terms of the Van Horn Employment Agreement and the Van Horn Separation Agreement, all unvested DSUs previously granted to Mr. Van Horn that would have vested under the original vesting schedule for such awards at any time during 2007 became immediately fully vested as of December 29, 2006 and all other unvested equity-based awards immediately terminated. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Van Horn.”

(5)	Mr. Smith’s employment with the Company terminated on September 30, 2006. In accordance with the terms of the Smith Separation Agreement, Mr. Smith’s outstanding DSUs with respect to 7,146 shares of the Company’s Class A common stock that had not yet vested by reason of elapsed time from the date of grant vested as of the date of termination of employment (September 30, 2006). Distribution of shares of the Company’s Class A common stock in satisfaction of all of Mr. Smith’s vested DSUs was not made until April 1, 2007. See “— Potential Payments Upon Termination or Change of Control — Named Executive Officers Who Are No Longer Employed With the Company — Mr. Smith.”

Potential Payments Upon Termination or Change of Control

The following sets forth the payments and benefits that would be payable to each of the named executive officers upon the termination of their employment or a change of control, assuming for such purpose that the named executive officers’ employment terminated on December 31, 2006 (except that in the case of named executive officers who are no longer employed with the Company, the following sets forth the payments and benefits to which they became entitled to receive in connection with the termination of their employment).

Named Executive Officers Who Are Still Employed With the Company

Mr. Freidheim

Pursuant to the Freidheim Arrangement, after December 31, 2007, either the Company or Mr. Freidheim may terminate the employment relationship with 60 days’ notice. If Mr. Freidheim’s employment is terminated by the Company (other than for cause or due to death or disability) prior to December 31, 2007, Mr. Freidheim will be entitled to receive continuation of his base salary, target annual bonus and employee benefits through December 31, 2007 or, if later, six months following the date of termination of employment. In addition, if Mr. Freidheim’s employment is terminated by the Company (other than for cause or due to death or disability), then (i) his shares of restricted stock that would have vested during the 12-month period following termination will be treated as vested as of the date of termination; and (ii) Mr. Freidheim will have 12 months from the date of termination of employment to earn the shares of the Company’s Class A common stock under his stock opportunity award, and after such 12-month period such award shall be cancelled and expire. In the event of a change of control of the Company as defined in the LTIP, Mr. Freidheim will be covered by the standard change of control agreement now in place with Mr. Cruickshank (See “— Mr Cruickshank” below) and previously in place with other executives (generally providing for acceleration of equity-based awards and, upon certain terminations of employment after a change of control, a severance payment and continuation of health and welfare benefits), provided that Mr. Freidheim will receive only six months severance and six months continuation of health and welfare benefits (without duplication of any other severance provisions) and will not be entitled to any “gross-up payment” in the event he becomes subject to an excise tax under Section 4999 of the Code.

Mr. Cruickshank

The Cruickshank Agreement may be terminated: (a) by Mr. Cruickshank at the end of the term; (b) upon Mr. Cruickshank’s death or disability; (c) by the Company for cause; or (d) by Mr. Cruickshank for any reason upon 30 days’ notice, in which case Mr. Cruickshank will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

The Cruickshank Agreement may also be terminated by the Company for any other reason upon 60 days’ notice or by the Company at the end of the term, in which case, except if such termination occurs within the 36-month period following a change of control of the Company, Mr. Cruickshank will be entitled to receive a single lump sum payment equal to (a) an amount that would have been equal to the continuation of his annual base salary for a period commencing on the date of termination and ending on the first anniversary of the date upon which the term would otherwise have expired absent his termination (the “Continuation Period”), (b) an amount equal to the target bonus payable with respect to the base salary paid or that would have been payable both in respect of the

Continuation Period and the portion of the then-current term of employment not included in the Continuation Period, and (c) an amount equal to any bonus for Mr. Cruickshank earned and unpaid as of Mr. Cruickshank’s termination of employment. Mr. Cruickshank will also be entitled to receive health and welfare benefits during the Continuation Period. Upon termination of Mr. Cruickshank’s services as described in this paragraph, (i) all unvested cash awards will become fully vested and payable (as applicable), (ii) all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period will become fully vested and payable and (iii) all other unvested equity-based awards will be forfeited.

In the event of a change of control of the Company, and the subsequent termination of Mr. Cruickshank’s employment by the Company without cause or by Mr. Cruickshank for good reason, within 36 months after the change of control, Mr. Cruickshank will be entitled to his base salary and health and welfare benefits through his final date of active employment and any accrued but unused vacation pay. Mr. Cruickshank will also be entitled to receive: (a) a lump sum amount equal to his final annual base salary, multiplied by two, plus two times the higher of his target bonus or the highest annual bonus actually received during the two most recent years, (b) a target bonus for the year of termination prorated for service through the date of termination, and (c) the continuation of health and welfare benefits for a period ending two years from the end of the current term of his agreement. In addition, upon a change of control, all unvested awards and grants become immediately fully vested and payable (if applicable). All severance payments will be made to Mr. Cruickshank in a single lump sum payment on a date that is not later than ten business days following the date of termination of his services. The Cruickshank Agreement provides that if payments to Mr. Cruickshank would result in the imposition of an excise tax under Section 4999 of the Code, then the Company will pay Mr. Cruickshank an additional “gross-up payment” to place him in the same after-tax position he would have been in had no excise tax been imposed.

Mr. Cruickshank has agreed that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject to non-competition and non-solicitation provisions as set forth in the Cruickshank Agreement.

Mr. McDonough

The McDonough Agreement may be terminated: (a) by Mr. McDonough at the end of the term; (b) upon Mr. McDonough’s death or disability; (c) by the Company for cause; or (d) by Mr. McDonough for any reason upon 30 days’ notice, in which case Mr. McDonough will be entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he is a participant.

The McDonough Agreement may also be terminated by the Company for any other reason upon 30 days’ notice or by the Company at the end of the term, in which case, except if such termination occurs within the 24-month period following a change of control of the Company, Mr. McDonough will be entitled to receive a single lump sum payment equal to (a) one times the sum of Mr. McDonough’s final base salary and target bonus, (b) a pro-rata target bonus for the year in which termination of employment occurs, and (c) an amount equal to any bonus for Mr. McDonough earned and unpaid as of Mr. McDonough’s termination of employment. Mr. McDonough will also be entitled to receive health and welfare benefits for a period ending one year from the date of Mr. McDonough’s termination of employment (the “Continuation Period”). Notwithstanding the above, if the Company elects to terminate the McDonough Agreement at the end of its then current term but not terminate Mr. McDonough’s employment, and if the Company has Comparable Severance Policies (as defined in the McDonough Agreement) in effect as of the date on which the McDonough Agreement is terminated, then Mr. McDonough will not be entitled to receive the payments and benefits described in this paragraph. Upon termination of Mr. McDonough’s services as described in this paragraph, (i) all unvested cash awards will become fully vested and payable (as applicable), (ii) all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period will become fully vested and payable and (iii) all other unvested equity-based awards will be forfeited.

In the event of a change of control of the Company, and the subsequent termination of Mr. McDonough’s employment by the Company without cause, by the Company at the end of the then current term without Comparable Severance Policies then in effect or by Mr. McDonough for good reason, within 24 months after the change of control, Mr. McDonough will be entitled to his base salary and health and welfare benefits through his final date of active employment and any accrued but unused vacation pay. Mr. McDonough will also be entitled to receive: (a) a lump sum amount equal to his final annual base salary, multiplied by two, plus two times his target bonus, (b) a target bonus for the year of termination prorated for service through the date of termination, (c) the continuation of health and welfare benefits for a period ending two years from the date of termination, and (d) any bonus that was earned with respect to a prior calendar year but not paid as of the date of termination. In addition, upon a change of control, all unvested awards and grants become immediately fully vested and payable (if applicable). All severance payments will be made to Mr. McDonough in a single lump sum payment on a date that is not later than ten business days following the date of termination of his services. The McDonough Agreement provides that if payments to Mr. McDonough would result in the imposition of an excise tax under Section 4999 of the Code, then the payments will be reduced so that no excise tax will be imposed, but only if the effect of such reduction would be to place Mr. McDonough in a better after-tax economic position than he would have been in had no such reduction been effected.

Mr. McDonough has agreed that during his employment with the Company, and for a period of one year after the effective date of his termination from the Company for whatever reason, he will be subject to non-competition and non-solicitation provisions as set forth in the McDonough Agreement.

Mr. Kram

On October 20, 2006, the Company entered into a Key Employee Severance Program Participation Agreement with Mr. Kram (the “Kram Severance Agreement”), which provides that in the event Mr. Kram’s employment is terminated (a) by the Company other than for cause or as a result of death or permanent disability, or (b) by Mr. Kram for Good Reason (as defined in the Kram Severance Agreement), Mr. Kram will receive the following: (i) a lump sum payment (payable within 10 days of termination) for any accrued, unused vacation time, reduced by all applicable tax withholding requirements, (ii) a lump sum payment (payable within 10 days of termination) equal to (A) the higher of (x) 50 percent, or (y) the percentage derived by taking the period of January 1 through December 31 and calculating the number of days Mr. Kram was employed by the Company during the then current calendar year (to the termination date) on a percentage basis, multiplied by (B) the higher of (x) 25 percent of Mr. Kram’s base salary, or (y) the most recent annual bonus paid to Mr. Kram within the twelve month period preceding the date of termination; (iii) an amount equal to Mr. Kram’s base salary in effect on the date of termination, payable in 26 bi-weekly installments, less all appropriate withholding amounts and deductions; and (iv) continuation of all then-current benefit programs in which Mr. Kram is entitled to participate on the date of his termination of employment, subject only to Mr. Kram’s continued premium contributions at the same level as on the date of termination. Under the terms of the Kram Severance Agreement, “Good Reason” means the occurrence of both a change of control and Mr. Kram experiencing (a) a material reduction in title, authority or responsibilities, (b) required relocation more than 50 road miles from the office where Mr. Kram currently works, or (c) the failure of the Company to obtain an explicit undertaking from any successor to honor the terms of the Kram Severance Agreement.

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change of Control

The following table shows the estimated value of payments and other benefits to be conferred upon the named executive officers who are current executive officers assuming they were involuntarily terminated other than for cause, death or disability as of December 31, 2006 under the terms of their respective employment or severance agreements or arrangements.

					Health and Welfare	Total Value of
			Value of Unvested		Benefit	all Payments
	Cash Payment		Equity Awards		Continuation	and Benefits
Name	($)		($)(1)		($)	($)

Cyrus F. Freidheim, Jr.	$1,360,000		$245,500	(2)	$23,561	$1,629,061
John D. Cruickshank	$1,000,000	(3)	$52,595		$40,373	$1,092,968
James D. McDonough	$550,000		$14,048		$21,706	$585,754
Thomas L. Kram	$230,000		—		$11,638	$241,638

(1)	Amounts are calculated based upon the value of shares the vesting of which would accelerate using the per share closing price of the Class A common stock on December 31, 2006 of $4.91.

(2)	Reflects accelerated vesting of 50,000 shares of restricted stock using the per share closing price of the Class A common stock on December 31, 2006 of $4.91. If Mr. Freidheim’s employment is terminated by the Company (other than for cause or due to death or disability), he has 12 months from the date of termination to earn his stock opportunity award. None of the targets for the stock opportunity award had been met as of December 31, 2006 and the targets for the EBITDA Award portion of the stock opportunity award are, by their terms, not attainable by December 31, 2007. If all the targets for the remaining portion of the stock opportunity award were to be met by December 31, 2007, Mr. Freidheim would earn an additional 200,000 shares of Class A common stock, which, using the per share closing price of the Class A common stock on December 31, 2006 of $4.91, would be valued at $982,000.

(3)	With respect to Mr. Cruickshank’s Cash Incentive Award granted in 2005, assumes that no change of control will occur within six months after December 31, 2006, which might otherwise entitle Mr. Cruickshank to the reinstatement of his award that would be forfeited upon termination without a change of control. As of December 31, 2006, the threshold target for Mr. Cruickshank’s Cash Incentive Award had not been met and no portion of the Cash Incentive Award had been earned.

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change of Control

The following table shows the estimated value of payments and other benefits to be conferred upon the named executive officers who are current executive officers assuming they were terminated upon a qualifying termination of employment following a change of control as of December 31, 2006 under the terms of their respective employment or severance agreements or arrangements.

							Total Value of
	Cash		Value of Unvested		Health and Welfare	Excise Tax	all Payments
	Payment		Equity Awards		Benefit Continuation	Gross-Up	and Benefits
Name	($)		($)(1)		($)	($)	($)

Cyrus F. Freidheim, Jr.(2)	$1,360,000		$491,000	(3)	$11,781	—	$1,862,781
John D. Cruickshank	$1,700,000	(4)	$157,784		$80,746	$815,000	$2,753,530
James D. McDonough	$962,500		$42,152		$43,412	—	$1,048,064
Thomas L. Kram	$230,000		$42,152		$11,638	—	$283,790

(1)	Amounts are calculated based upon the value of shares the vesting of which would accelerate using the per share closing price of the Class A common stock on December 31, 2006 of $4.91.

(2)	Mr. Freidheim has not yet entered into a Change of Control Agreement with the Company. These amounts assume that such an agreement will be entered into as contemplated by the Freidheim Arrangement.

(3)	Mr. Freidheim has not yet entered into a Change of Control Agreement with the Company. These amounts assume that such an agreement will be entered into as contemplated by the Freidheim Arrangement. Based upon such assumption, if, within 24 months after a change of control, Mr. Freidheim’s employment is terminated by the Company without cause or by Mr. Freidheim for good reason, his award of 100,000 restricted shares of Class A common stock becomes immediately vested and Mr. Freidheim has 12 months from the date of termination to earn his stock opportunity award. Reflects accelerated vesting of 100,000 shares of restricted stock using the per share closing price of the Class A common stock on December 31, 2006 of $4.91. None of the targets for the stock opportunity award had been met as of December 31, 2006 and the targets for the EBITDA Award portion of the stock opportunity award are, by their terms, not attainable by December 31, 2007. If all the targets for the remaining portion of the stock opportunity award were to be met by December 31, 2007, Mr. Freidheim would earn an additional 200,000 shares of Class A common stock, which, using the per share closing price of the Class A common stock on December 31, 2006 of $4.91, would be valued at $982,000.

(4)	As of December 31, 2006, the threshold target for Mr. Cruickshank’s Cash Incentive Award had not been met and no portion of the Cash Incentive Award had been earned.

With respect to all named executive officers who are currently employed with the Company, upon a change of control without termination of employment or upon termination of employment because of death, disability or retirement all unvested DSUs will immediately become vested. The value of the accelerated DSU vesting at December 31, 2006 using the per share closing price of the Class A common stock on December 31, 2006 of $4.91 for each named executive officer who held unvested DSUs at December 31, 2006 is as follows: Cruickshank — $157,784; McDonough — $42,152; and Kram — $42,152. No other incremental benefit will accrue to any such named executive officer, other than with respect to Mr. Cruickshank pursuant to his Cash Incentive Award; however, as of December 31, 2006, the threshold target for Mr. Cruickshank’s Cash Incentive Award had not been met and no portion of the Cash Incentive Award had been earned. See “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentives.”

Named Executive Officers Who Are No Longer Employed With the Company

Mr. Paris

Pursuant to the Paris Separation Agreement, Mr. Paris received a cash lump sum payment in an amount equal to $2,700,000 (determined in accordance with the Paris Employment Agreement as the amount of one year’s base salary and target bonus, plus a bonus for 2006 at target level), payable within 10 business days following his termination date. For purposes of Mr. Paris’s Cash Incentive Award with a target dollar amount of $1,125,000 granted on December 9, 2005 under the LTIP, his employment will not be deemed terminated until the date on which he ceases to be a member of the Board, at which time the Cash Incentive Award will become immediately vested and payable (if earned) as and to the extent provided in the LTIP (if such award has not already been settled as a result of the prior expiration of the scheduled performance period), except that such award will not be subject to proration as provided in the LTIP. In addition, all equity-based awards (excluding the Cash Incentive Award described above) previously granted to Mr. Paris under the LTIP or otherwise became immediately fully vested and payable (if applicable) as of December 29, 2006. The Company will continue to provide Mr. Paris, at the Company’s expense, with continued health and welfare benefits until December 31, 2007 (and the Company may provide such coverages as applicable under COBRA by paying 100% of the cost of his COBRA premiums).

Mr. Paris also received a cash payment in an amount equal to the portion of his account balance under, or any company matching contributions to, the 401(k) plan, in each case that he would forfeit or not otherwise receive solely by reason of his employment termination date being December 29, 2006 instead of December 31, 2006 (including any company matching contribution that he would have otherwise been entitled to receive for 2006 and the portion of his account balance that would have vested had he remained employed through December 31, 2006), payable at the time the company matching contribution is regularly made under the 401(k) plan, but in no event later than March 15, 2007.

Mr. Paris has also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation. Mr. Paris will remain subject to the confidentiality, noncompetition and nonsolicitation provisions of the Paris Employment Agreement.

Mr. Stoklosa

The Stoklosa Agreement was terminable: (a) by Mr. Stoklosa at the end of the term; (b) upon Mr. Stoklosa’s death or disability; (c) by the Company for cause; or (d) by Mr. Stoklosa for any reason upon 30 days’ notice, in which case Mr. Stoklosa would have been entitled to receive his salary and health and welfare benefits through his final date of active employment, plus any accrued but unused vacation pay and any benefits required by law or any other plan or program in which he was a participant.

Under the terms of the Stoklosa Agreement, because Mr. Stoklosa’s services were terminated by the Company other than pursuant to clause (b) or (c) of the immediately preceding paragraph, Mr. Stoklosa received a single lump sum payment of $1,286,021 equal to the sum of (i) the amount that would have been equal to the continuation of his annual base salary for a period commencing on the date of termination and ending on December 31, 2008 (the “Continuation Period”), (ii) the amount equal to his target bonus payable with respect to the base salary paid or that would have been payable from January 1, 2007 through the end of the Continuation Period, and (iii) an amount equal to any bonus for Mr. Stoklosa earned and unpaid as of Mr. Stoklosa’s termination of employment. Mr. Stoklosa is also entitled to receive health and welfare benefits during the Continuation Period. Upon termination of Mr. Stoklosa’s services as described in this paragraph, (A) all unvested cash awards became fully vested and payable (as applicable), provided that because as of the date of termination of Mr. Stoklosa’s employment the threshold target for his Cash Incentive Award had not been met, no payments were made thereunder, (B) all unvested equity-based awards which, in accordance with applicable vesting schedules, would have vested during the Continuation Period became fully vested and payable and (C) all other unvested equity-based awards were forfeited. The Stoklosa Agreement also provided that if payments to Mr. Stoklosa would result in the imposition of an excise tax under Section 4999 of the Code, then the Company would pay Mr. Stoklosa an additional “gross-up payment” to place him in the same after-tax position he would have been in had no excise tax been imposed. No change of control of the Company has occurred, and we have assumed that no gross-up payment will be required to be made to Mr. Stoklosa.

Mr. Van Horn

Pursuant to the Van Horn Separation Agreement, Mr. Van Horn received a cash lump sum payment in an amount equal to $875,000 (determined in accordance with the Van Horn Employment Agreement as the amount of one year’s base salary and target bonus, plus a bonus for 2006 at target level), payable within 10 business days following his termination date. On December 29, 2006, all unvested Cash Incentive Awards (within the meaning of the LTIP) became immediately vested and payable (if applicable) as and to the extent provided in the LTIP, provided that because as of the date of termination of Mr. Van Horn’s employment the threshold target for his Cash Incentive Award had not been met, no payments were made thereunder, all unvested equity-based awards under the LTIP or otherwise that would have vested under the original vesting schedule for such awards at any time during 2007 became immediately fully vested and payable (if applicable) and all other unvested equity-based awards under the LTIP or otherwise immediately terminated. The Company will continue to provide Mr. Van Horn, at the Company’s expense, with continued health and welfare benefits until December 31, 2007 (and the Company may provide such coverages as applicable under COBRA by paying 100% of the cost of his COBRA premiums).

Mr. Van Horn also received a cash payment in an amount equal to the portion of his account balance under, or any company matching contributions to, the 401(k) plan, in each case that he would forfeit or not otherwise receive solely by reason of his employment termination date being December 29, 2006 instead of December 31, 2006 (including any company matching contribution that he would have otherwise been entitled to receive for 2006 and the portion of his account balance that would have vested had he remained employed through December 31, 2006), payable at the time the company matching contribution is regularly made under the 401(k) plan, but in no event later than March 15, 2007. The Company will also provide outplacement services to Mr. Van Horn for 12 months following December 29, 2006 through Kensington International or another nationally recognized outplacement services firm selected by the Company, at the highest executive-level outplacement product offered by Kensington International or such other firm, provided that the costs of such outplacement services shall not exceed 10% of his base salary, and the Company agrees to use its reasonable efforts to facilitate the provision of such services at a location within New Jersey within a reasonable distance from his primary residence.

Mr. Van Horn also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation. Mr. Van Horn will remain subject to the confidentiality provisions of his employment agreement. In addition, Mr. Van Horn has agreed to a one-year nonsolicitation covenant.

Mr. Van Horn further agreed to provide the Company, on an as-needed basis, for up to six months with consulting services, including, but not limited to, assisting his successor in the assumption of his prior responsibilities, making introductions as needed for a successful transition, and providing such additional reasonable assistance to ensure a smooth transition of responsibilities. The Company paid Mr. Van Horn an addition cash lump sum payment in the amount of $200,000 in exchange for such consulting services.

Mr. Smith

On September 13, 2006, the Company entered into a separation agreement (the “Smith Separation Agreement”) with Robert T. Smith, the Company’s New York-based Treasurer. The Smith Separation Agreement provides that Mr. Smith’s employment would terminate effective September 30, 2006. Pursuant to the Smith Separation Agreement, Mr. Smith received a cash lump sum payment in an amount equal to $235,000, $85,000 of which was payable within 10 business days following his termination date and $150,000 of which was payable on January 5, 2007. In addition, Mr. Smith was entitled to receive cash payments in the aggregate amount of $310,000, 25% of which was paid during the period commencing on the September 30, 2006 and ending on December 31, 2006, in bi-weekly installments in accordance with the Company’s customary payroll practices, and the remaining 75% of which was paid on January 5, 2007. Any and all unvested and unexpired options to acquire common stock of the Company terminated on his date of termination of employment, provided that his outstanding options to purchase 6,536 shares of Company common stock at an exercise price of $6.69 per share, that would otherwise have vested on February 6, 2007, will be treated as fully vested, and Mr. Smith will be able to exercise his vested options through October 31, 2007, unless otherwise agreed by the Company. Mr. Smith’s outstanding DSUs with respect to 7,146 shares of Company common stock that had not yet vested by reason of elapsed time from the date of grant vested as of the date of termination of employment in accordance with the plans under which they were granted, provided that distribution of shares of Company common stock in satisfaction of all of Mr. Smith’s vested deferred stock units was not made until April 1, 2007. The Smith Separation Agreement further provides that the Company will continue to provide Mr. Smith, at its expense, with health and dental insurance at a level consistent with his current coverage until March 31, 2008 unless he earlier attains substantially comparable insurance coverage through a new job position. If Mr. Smith has not yet obtained such replacement insurance coverages as of March 31, 2008, the Company will extend such insurance coverages, if permitted under the terms of its insurance plans, for up to an additional 18 months, provided that if such additional coverage is not permitted under the terms of the applicable insurance plans, the Company will pay for a substantially equivalent arrangement (which may include cash payments to Mr. Smith by the Company in an amount equal to an amount sufficient to permit him to acquire substantially comparable insurance coverage (on a community-rated basis)). The Company will also pay (either directly or by reimbursement) for senior executive outplacement services for a period of up to six months by Kensington International or a comparable executive outplacement provider of Mr. Smith’s choice.

Mr. Smith also agreed to provide the Company, on an as-needed basis, reasonable cooperation relating to issues and other matters associated with his previous responsibilities with the Company, including assisting his successor in the assumption of his prior responsibilities, making introductions as needed for a successful transition, and providing such additional reasonable assistance to ensure a smooth transition of responsibilities Mr. Smith has also agreed to provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company, which relates to events occurring during his employment, subject to reimbursement for his reasonable out-of-pocket expenses incurred in connection with providing such cooperation.

Value of Benefits Received Upon Termination

The following table shows the value of payments and other benefits conferred upon the named executive officers whose employment was terminated during fiscal 2006 or fiscal 2007 as described above under the terms of their respective employment and separation agreements.

			Health and Welfare	Total Value of
		Value of Unvested	Benefit	all Payments
	Cash Payment	Equity Awards	Continuation	and Benefits
Name	($)	($)(1)	($)	($)

Gordon A. Paris	$2,700,000	$642,297	$41,920	$3,384,217
Gregory A. Stoklosa	$1,286,021	$70,114	$74,892	$1,431,027
James R. Van Horn	$1,075,000	$48,367	$42,164	$1,165,531
Robert T. Smith	$545,000	$47,021	$18,401	$610,422

(1)	Amounts are calculated based upon the value of shares that vested as a result of termination using the per share closing price of the Class A common stock on the applicable date of termination.

Directors’ Compensation

On March 2, 2006, the Board of Directors approved changes to the Company’s compensation arrangements with respect to directors. These compensation arrangements apply only to non-management directors in their capacities as members of the Board of Directors and various committees of the Board of Directors. The Board determined that these arrangements would also not apply to Randall C. Benson, a director who resigned from the Company’s Board of Directors on July 13, 2006, and who was an employee of the Company’s controlling stockholder.

Under the terms of these arrangements, each non-management director receives an annual director retainer of $50,000 per annum and a fee of $3,000 for each board meeting attended. Committee chairs and committee members receive retainers and meeting attendance fees which vary among committees. The chair of the Audit Committee receives a $20,000 annual retainer, while Audit Committee members receive a $10,000 annual retainer and all Audit Committee members receive a fee of $3,000 per meeting attended. The chair of the Compensation Committee receives an annual retainer of $5,000, and all Compensation Committee members receive a fee of $3,000 per meeting attended. The chair of the Nominating & Governance Committee receives an annual retainer of $5,000, and all Nominating & Governance Committee members receive a fee of $3,000 per meeting attended. The chair of the Special Committee receives a meeting attendance fee of $7,500, and all Special Committee members receive a fee of $5,000 per meeting attended. Mr. Paris currently serves as chair of the Special Committee, but no fees were paid to him for Board service because he was an employee of the Company through December 29, 2006. Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors.

One half of the annual director’s retainer is paid in the form of DSUs granted under the Company’s 1999 Stock Incentive Plan. The remainder of the annual director retainer is payable in cash unless the non-management director elects to receive DSUs in lieu of such payment. Each non-management director will also receive a grant of an additional 1,000 DSUs under the 1999 Stock Incentive Plan each fiscal quarter. The DSUs will be issued in quarterly installments as of the last business day of each fiscal quarter, with the number of DSUs being issued with respect to annual director retainer payments as of each such date being determined by dividing the amount of the annual director retainer payable by the fair market value of a share of our Class A common stock on the last trading day of such fiscal quarter. Each DSU represents an unfunded, unsecured right to receive a share of Class A common stock after the date the non-management director ceases to be a member of the Board of Directors. DSUs attract additional dividend equivalent DSUs if the Company declares a cash or stock dividend on its outstanding Class A common stock.

Also effective March 2, 2006, the Board adopted a stock ownership requirement for non-management Board members. Each non-management director is required to own shares of Class A common stock with an aggregate fair market value equal to at least five times the amount of the annual director retainer. Non-management directors will have five years to satisfy this requirement and all DSUs granted to a non-management director will count towards the satisfaction of this requirement.

On August 7, 2006, the Compensation Committee approved a new compensation arrangement for Raymond G.H. Seitz under which he would be paid an annual retainer of $300,000 for serving as the Non-Executive Chairman of the Board, with 50% of such retainer paid in cash and 50% paid in DSUs, such arrangement to be retroactive to June 13, 2006, the date of Mr. Seitz’s appointment as Non-Executive Chairman of the Board. Such retainer is in lieu of all other retainers and meeting attendance fees, except that Mr. Seitz will continue to be paid meeting fees for attending meetings of the Special Committee.

The table below summarizes the compensation paid by the Company to non-management directors in respect of services in 2006.

	Fees Earned
	or Paid in
	Cash	Stock Awards	Option Awards		Total
Name	($)	($)(1)	($)		($)

Current Directors
John F. Bard	$101,500	$72,304	—		$173,804
Cyrus F. Freidheim, Jr.(2)	$76,000	$54,934	—		$130,934
John M. O’Brien	$122,000	$53,430	—		$175,430
Gordon A. Paris(2)	—	—	—		—
Graham W. Savage	$158,000	$53,430	—		$211,430
Raymond G.H. Seitz	$180,500	$104,615	—		$285,115
Raymond S. Troubh	$78,000	$53,430	—		$131,430
Former Directors
Stanley M. Beck, Q.C.(3)	$24,500	$29,154	—		$53,654
Randall C. Benson(3)	—	—	—		—
Daniel W. Colson(4)	$3,000	—	$67,889	(5)	$70,889
Henry A. Kissinger(4)	$3,000	—	—		$3,000
Shmuel Meitar(4)	$3,000	—	—		$3,000
Richard N. Perle(4)	$3,000	—	$3,825	(6)	$6,825
James R. Thompson(4)	$3,000	—	—		$3,000

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to DSUs, and dividend equivalent DSUs declared and paid thereon, which are issuable in the form of shares upon the termination of a director’s service as a member of the Board. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(2)	Mr. Freidheim succeeded Mr. Paris as President and Chief Executive Officer of the Company on November 14, 2006. Subsequent to that date, Mr. Freidheim ceased being compensated by the Company as a non-management director and was compensated by the Company as its Chief Executive Officer. See “Summary Compensation Table for Named Executive Officers.” Mr. Paris continued as an employee of the Company until December 29, 2006.

(3)	Messrs. Beck and Benson resigned as members of the Board of Directors on July 13, 2006.

(4)	Messrs. Colson, Kissinger, Meitar, Perle and Thompson did not stand for re-election at the 2005 Annual Meeting of Stockholders and ceased being directors on January 24, 2006.

(5)	Because Mr. Colson was an employee of Ravelston, the controlling stockholder of the Company’s controlling stockholder, stock options granted to Mr. Colson have been treated as dividends in-kind for financial statement reporting purposes in accordance with FASB Financial Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APR Opinion No. 25.” The amount shown reflects the dollar amount that would have been recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to options to acquire shares of Class A common stock awarded to Mr. Colson pursuant to the Company’s 1999 Stock Incentive Plan had Mr. Colson not been an employee of Ravelston. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R with respect to options to acquire shares of Class A common stock awarded to Mr. Perle pursuant to the Company’s 1999 Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

Presented below is the grant date fair value of the DSUs granted to directors in 2006 (computed in accordance with SFAS No. 123R) and the aggregate number of DSUs held by each director on December 31, 2006. No DSUs were granted to directors prior to 2006. As of December 31, 2006, none of the Company’s directors listed above held any other stock or option awarded by the Company, other than awards made to Mr. Freidheim in his capacity as the Company’s President and Chief Executive Officer.

		Grant Date Fair
	Deferred	Value
Name	Stock Units	($)

John F. Bard	10,843	$72,304
Cyrus F. Freidheim, Jr.	7,277	$54,934
John M. O’Brien	7,825	$53,430
Gordon A. Paris	—	—
Graham W. Savage	7,825	$53,430
Raymond G.H. Seitz	16,983	$104,615
Raymond S. Troubh	7,825	$53,430

LEGAL PROCEEDINGS

Stockholder Class Actions

As previously reported in the Company’s SEC filings, in February and April 2004, three alleged stockholders of the Company (Teachers’ Retirement System of Louisiana, Kenneth Mozingo, and Washington Area Carpenters Pension and Retirement Fund) initiated purported class action suits in the United States District Court for the Northern District of Illinois against the Company, certain former executive officers and certain former directors of the Company, Hollinger Inc., Ravelston and certain affiliated entities and KPMG LLP, the Company’s independent registered public accounting firm. On July 9, 2004, the court consolidated the three actions for pretrial purposes. The amended class action complaint asserts claims under federal and Illinois securities laws and claims of breach of fiduciary duty and aiding and abetting in breaches of fiduciary duty in connection with misleading disclosures and omissions regarding: certain “non-competition” payments, the payment of allegedly excessive management fees, allegedly inflated circulation figures at the Chicago Sun-Times, and other alleged misconduct. The complaint seeks unspecified monetary damages, rescission, and an injunction against future violations. The Company and other defendants moved to dismiss the second amended complaint in January 2005. On June 28, 2006, the court issued its ruling on the motions to dismiss filed by Hollinger Inc. and certain other defendants, but not on the Company’s motion. The court dismissed six of the eight claims filed, including claims relating to allegedly inflated circulation figures at the Chicago Sun-Times and claims filed under the Illinois securities laws on grounds applicable to all defendants. As to the two remaining claims, which are claims under the federal securities laws, the court allowed the plaintiffs to replead those claims as to additional named plaintiffs who purchased Company stock later than the existing named plaintiffs. On September 13, 2006, plaintiffs filed a Third Consolidated Amended Class Action Complaint. The new complaint adds an additional named plaintiff, Cardinal Mid-Cap Value Equity Partners, L.P., but is otherwise identical to the prior complaint and asserts the same claims. The Company and other defendants moved to dismiss that complaint on October 27, 2006. The motions are pending.

As previously reported in the Company’s SEC filings, on September 7, 2004, a group allegedly comprised of those who purchased stock in one or more of the defendant corporations, initiated purported class actions by issuing Statements of Claim in Saskatchewan and Ontario, Canada. The Saskatchewan claim, issued in that province’s Court of Queen’s Bench, and the Ontario claim, issued in that province’s Superior Court of Justice, are identical in all material respects. The defendants include the Company, certain former directors and officers of the Company, Hollinger Inc., Ravelston and certain affiliated entities, Torys LLP (“Torys”), the Company’s former legal counsel, and KPMG LLP. The plaintiffs allege, among other things, breach of fiduciary duty, violation of the Saskatchewan Securities Act, 1988, S-42.2, and breaches of obligations under the Canadian Business Corporations Act, R.S.C. 1985, c. C.-44 and seek unspecified monetary damages. On February 28, 2006, the Saskatchewan court stayed the action until September 15, 2007. The claimants may apply to have the stay lifted prior to that date if they are unable effectively to pursue their claims by way of the Illinois or Ontario class actions or in an SEC proceeding.

As previously reported in the Company’s SEC filings, on February 3, 2005, substantially the same group of plaintiffs as in the Saskatchewan and Ontario claims initiated a purported class action by issuing a Statement of Claim in Quebec, Canada. The Quebec claim, issued in that province’s Superior Court, is substantially similar to the Saskatchewan and Ontario claims and the defendants are the same as in the other two proceedings. The plaintiffs allege, among other things, breach of fiduciary duty, violation of the Ontario Securities Act and breaches of obligations under the Canada Business Corporations Act and seek unspecified money damages.

Litigation Involving Controlling Stockholder, Senior Management and Directors

As previously reported in the Company’s SEC filings, on January 28, 2004, the Company, through the Special Committee, filed a civil complaint in the United States District Court for the Northern District of Illinois asserting breach of fiduciary duty and other claims against Hollinger Inc., Ravelston, RMI, and certain former executive officers of the Company, which complaint was amended on May 7, 2004 and again on October 29, 2004. The action is entitled Hollinger International Inc. v. Hollinger Inc., et al., Case No. 04C-0698 (the “Special Committee Action”). The second amended complaint seeks to recover approximately $542.0 million in damages, including prejudgment interest of approximately $117.0 million, and punitive damages. The second amended complaint asserts claims for breach of fiduciary duty, unjust enrichment, conversion, fraud and civil conspiracy in connection with transactions described in the Report, including, among other Transactions, unauthorized “non-competition” payments, excessive management fees, sham broker fees and investments and divestitures of Company assets.

As previously reported in the Company’s SEC filings, all defendants have answered the second amended complaint. Ravelston and RMI asserted counterclaims against the Company and third-party claims against Hollinger Canadian Publishing Holdings Co. (“HCPH Co.”) and Hollinger International Publishing Inc. (“Publishing”), a wholly owned subsidiary of the Company. Without specifying any alleged damages, Ravelston and RMI allege that the Company has failed to pay unidentified management services fee amounts in 2002, 2003, and 2004, and breached an indemnification provision in the management services agreements. Ravelston and RMI also allege that the Company breached a March 10, 2003 “Consent and Agreement” (“Consent”) between the Company and Wachovia Trust Company. Ravelston and RMI allege that they were “third-party beneficiaries” of the Consent, that the Company breached it, and that they have incurred unspecified damages as a result. On March 3, 2006, the court granted the Company’s motion to dismiss the claim based on the Consent, ruled that Ravelston and RMI are not entitled to the same management fee that they obtained in 2003 and denied the motion to dismiss the other claims.

As previously reported in the Company’s SEC filings, the U.S. Attorney’s Office intervened in the case and moved to stay discovery until the close of criminal proceedings. On March 2, 2006, the court granted the motion over the Company’s objection.

As previously reported in the Company’s SEC filings, on July 6, 2006, Hollinger Inc. filed a motion seeking permission to file a counterclaim against the Company. The proposed counterclaim alleges, among other things, fraud in connection with Hollinger Inc.’s 1995 sale to the Company of Hollinger Inc.’s interest in The Telegraph and Hollinger Inc.’s 1997 sale to the Company of certain of Hollinger Inc.’s Canadian assets. The Company has filed a motion opposing Hollinger Inc.’s request and is awaiting the court’s decision on the motion.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of certain relationships and related person transactions since January 1, 2006. In August 2004, the Special Committee filed the Report with the U.S. District Court for the Northern District of Illinois. The Report sets out the scope and results of its investigation into certain relationships and related party transactions involving certain former executive officers and certain former directors of the Company. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 has additional information about the Report. The following discussion does not purport to cover all relationships and related person transactions that the Special Committee investigated and reported upon and only covers information relating to related party transactions entered into or certain relationships that existed on or after January 1, 2006. Certain amounts may differ from amounts used in the Report due to differences in exchange rates.

Loan to Subsidiary of Hollinger Inc.

The Company extended a loan to a subsidiary of Hollinger Inc. on July 11, 2000 in the amount of $36.8 million. The loan was originally payable on demand but on March 10, 2003, the due date for repayment was extended to no earlier than March 1, 2011. On March 10, 2003, the Company calculated the principal amount and interest outstanding under this loan as $46.2 million. In conjunction with the closing of the offering of 11 7/8% Senior Secured Notes due 2011 by Hollinger Inc., Hollinger Inc. and the Company agreed to amend this loan as follows:

•	$25.8 million of the loan was repaid by the Hollinger Inc. subsidiary by application of amounts due to it with respect to the repurchase of shares of Class A Common Stock and redemption of shares of Series E Preferred Stock by the Company; and

•	The remaining indebtedness of $20.4 million under the loan, according to the Company’s then incorrect calculation, was subordinated in right of payment to the Hollinger Inc. 11 7/8% Senior Secured Notes and bears interest at a rate of 14.25% if paid in cash and 16.5% if paid in kind.

The loan referred to above is guaranteed by Ravelston. The Company has sued Hollinger Inc. and Ravelston seeking to rescind the loan entirely and have it repaid in full. The Company claims that Messrs. Black, Radler and Boultbee and Hollinger Inc. and its subsidiary made material misrepresentations to the Audit Committee in order to obtain its approval for the loan in July 2000 and, therefore, the Company is entitled to rescind the loan. The Company seeks repayment of the entire loan balance, properly calculated and without regard to the alleged unauthorized interest rate reduction. See “Legal Proceedings — Litigation Involving Controlling Stockholder, Senior Management and Directors” above.

Special Committee Costs; Advancement of Legal Fees

Included in the Company’s Statement of Operations for the year ended December 31, 2006 are “Indemnification, investigation and litigation costs, net of recoveries” amounting to a net recovery of $17.4 million. The amount includes legal and other professional fees that are primarily comprised of amounts the Company has been required to advance in fees and costs to indemnified parties (including former officers and directors and their affiliates), costs to defend the Company in litigation that has arisen as a result of the issues the Special Committee has investigated, including costs to defend the counterclaims of Hollinger Inc. and Mr. Black in the Delaware litigation, and costs and expenses arising from the Special Committee’s investigation. The net recovery includes $47.5 million in a settlement with certain of the Company’s directors and officers insurance carriers (net of $2.5 million paid to Cardinal Value Equity Partners’ counsel as attorney fees directly attributable to the settlement), legal fees of approximately $18.9 million advanced by the Company on behalf of former directors and officers and a $3.5 million settlement paid to Tweedy Browne in settlement of legal fees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has responsibility for appointing, setting fees and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to de minimis exceptions for non-audit services that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee engaged the firm KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006. The Audit Committee has engaged KPMG LLP for fiscal year 2007.

Representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions asked by stockholders.

On an ongoing basis, management defines and communicates specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if it approves the engagement of KPMG LLP. The categories of service that the Audit Committee pre-approves are as follows:

Audit Services.  Audit services include work performed in connection with the audit of the consolidated financial statements, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit Related Services.  These services are for assurance and related services that are traditionally performed by the independent registered public accounting firm and that are reasonably related to the work performed in connection with the audit including due diligence related to mergers and acquisitions, employee benefit plan audits and audits of subsidiaries and affiliates.

Tax Services.  These services are related to tax compliance, tax advice and tax planning. These services may be provided in relation to Company strategies as a whole or be transaction specific.

Other Services.  These services include all other permissible non-audit services provided by the independent registered public accounting firm and are pre-approved on an engagement-by-engagement basis.

The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Audit Committee as a whole. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP during 2006 and 2005.

	2006	2005

Audit fees(1)	$5,507,000	$4,522,000
Audit-related fees(2)	—	193,000

Total audit and audit related fees	5,507,000	4,715,000
Tax fees(3)	1,321,000	1,887,000
All other fees	—	—

Total fees	$6,828,000	$6,202,000

(1)	Audit fees for 2006 and 2005 include fees for the annual audit, quarterly reviews, and statutory audits.

(2)	Audit related fees consist of fees for employee benefit plan audits, assistance with the CanWest arbitration, due diligence procedures performed and accounting advice with respect to dispositions.

(3)	Tax fees consist of fees for tax compliance, federal, state and international tax planning and transaction assistance.

No portion of the services described above were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement provided by Section 2-01(c)(7)(i)(c) of Regulation S-X of the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of the three members of the Board of Directors named below, each of whom satisfies the independence requirements of the NYSE rules currently in effect. The Board of Directors has determined that Mr. Savage is an audit committee financial expert. The Audit Committee acts under a written charter, which may be viewed online on the Company’s website at www.hollingerintl.com under “Corporate Governance” in the “About the Company” section.

The primary purpose of the Audit Committee is to exercise oversight of:

•	the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the audit of the Company’s financial statements; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm.

In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. Management represented to the Audit Committee that adequate procedures were undertaken to permit management to conclude that the Company’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and that they fairly present, in all material respects, the Company’s financial position, results of operations and cash flows for the periods presented.

The Audit Committee also reviewed and discussed the Company’s audited financial statements for fiscal years 2006 and 2005 with KPMG LLP, the Company’s independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as currently in effect, and such other matters as are required to be discussed under other applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”), the rules of the SEC and other applicable regulations. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, as adopted by the PCAOB, and has discussed with KPMG LLP its independence with respect to the Company.

As a result of management’s evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002, management determined that the Company’s disclosure controls and procedures and internal control over financial reporting were ineffective as of December 31, 2006 and that material weaknesses existed in the Company’s internal control over financial reporting as of that date. The Audit Committee is overseeing the Company’s efforts to address all identified deficiencies in the design and operation of the Company’s disclosure controls and procedures, remediate identified material weaknesses in internal control over financial reporting, and implement new controls to ensure a proper control environment at the Company. In this regard, the Audit Committee has authorized the retention of a third party consultant to perform an enterprise risk management audit of the Company, and to implement an enhanced internal audit function at the Company. In addition, management, under the oversight of the Audit Committee, is engaged in enhanced testing of policies and procedures designed to address the Company’s identified material weaknesses in internal control over financial reporting.

Based on the activities of the Audit Committee referred to above and the reports and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC. In addition, the Audit Committee engaged KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2007.

Audit Committee
of the Board of Directors
Graham W. Savage, Chairman
John M. O’Brien
John F. Bard

OTHER MATTERS

So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the directors and executive officers and any persons holding more than 10% of any equity security of the Company are required to report their initial ownership of any equity security and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any failure to file such reports by those dates during 2006. To the Company’s knowledge, except as set forth in the following sentence, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, these filing requirements were satisfied during the 2006 fiscal year. Late Form 3s and 4s were filed as follows: (i) a report was filed on July 6, 2006 by Stanley M. Beck, Q.C., a former director of the Company, to report a grant of DSUs on June 30, 2006; (ii) a report was filed on January 30, 2007 by Mr. Kram to report his appointment as the Company’s Principal Accounting Officer on July 26, 2004 and a report was filed by Mr. Kram on January 30, 2007 to report three grants of DSUs and settlement of two such grants on January 26, 2006 and December 9, 2006; and (iii) a report was filed by Gregory A. Stoklosa the Company’s former Vice President and Chief Financial Officer, on February 8, 2007 to report the settlement on March 14, 2006 and December 9, 2006 of previously issued DSUs.

STOCKHOLDER PROPOSALS

In accordance with the Exchange Act, stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company for inclusion in the 2008 Proxy Statement no later than January 15, 2008. However, if the date of the 2008 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2007 Annual Meeting of Stockholders, the Company will announce revised deadlines for the submission of stockholder proposals.

For any stockholder proposal that is not submitted for inclusion in the 2008 Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2008 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on January 15, 2008 and advises stockholders in the 2008 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on January 15, 2008. These deadlines may be revised if the meeting date is changed.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is not a part of the proxy soliciting material, has been mailed to the Company’s stockholders.

ACCESS TO PROXY MATERIALS, ANNUAL REPORT AND OTHER DOCUMENTS

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, may be viewed online at www.thesuntimesgroup.com under “SEC Filings” in the “Investor Relations” section. Stockholders of record may elect to view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail and can thereby save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year’s annual meeting. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

The Company has established Corporate Governance Guidelines, a Code of Business Conduct & Ethics, and “Whistleblower” Procedures. In addition, each of the Audit, Compensation, and Nominating & Governance Committees of the Board of Directors acts under a written charter. All of these documents may be viewed online on the Company’s website at www.thesuntimesgroup.com under “Corporate Governance” in the “About the Company” section. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the Company’s headquarters.

MISCELLANEOUS

Stockholders who wish to communicate with the Board of Directors or the non-management directors, individually or as a group, may do so by sending a detailed letter to:

Sun-Times Media Group, Inc.
Office of the Secretary
350 North Orleans Street, 10-S
Chicago, Illinois 60654
Phone: 312-321-2299

Alternatively, such letter may be sent to the Company’s outside counsel at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, attention: Chairman of the Firm. Stockholders can also leave a message for a return call at 312-321-2299, or can submit a question online via the Company’s website at www.thesuntimesgroup.com in the “Contact” section. Communications from stockholders will be forwarded directly to the non-management director to which such communication is addressed, if applicable, or if not addressed to a particular non-management director or non-management directors as a group, to the most appropriate committee chairperson, the Chairman of the Board or the full Board of Directors, unless, in any case, they are outside the scope of matters considered by the Board of Directors or duplicative of other communications previously forwarded to the Board of Directors. Communications to the Board of Directors, the non-management directors or to any individual director that relate to the Company’s accounting, internal accounting controls or auditing matters are referred to the chairman of the Audit Committee.

For the Board of Directors
James D. McDonough
Vice President
General Counsel and Secretary

Chicago, Illinois
May 14, 2007

APPENDIX A

SUN-TIMES MEDIA GROUP, INC.

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01  PURPOSE.  The purpose of the Sun-Times Media Group, Inc. Amended and Restated 1999 Stock Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors of the Company and its Subsidiaries to achieve long-term corporate objectives.

1.02  ADOPTION AND TERM.  The Plan was originally approved by the Board, effective as of May 5, 1999, and approved by the stockholders of the Company. The Plan, as amended and restated, has been approved by the Board, effective as of March 28, 2007, but is subject to the approval of the stockholders of the Company. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date.

1.03  THE PRIOR PLAN.  The Company previously adopted the Hollinger International Inc. 1994 Stock Option Plan and the 1997 Stock Incentive Plan. Stock options granted under the Prior Plan prior to the Effective Date shall not be affected by the adoption of the Plan, and the Prior Plan shall remain in effect following the Effective Date to the extent necessary to administer the Prior Options, but no new options shall be granted under the Prior Plan on or after the Effective Date.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01  AWARD means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII and Performance Awards described in Article VIII, Other Stock-Based Awards described in Article IX.

2.02  AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03  AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04  BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05  BOARD means the Board of Directors of the Company.

2.06  CAUSE means (a) the meaning given such term in a written employment agreement between the Participant and the Company or in an Award Agreement, or (b) if there is no definition set forth in such an applicable employment agreement or Award Agreement, (i) the conviction of the Participant for committing a felony under any federal or state law, (ii) dishonesty in the course of fulfilling the Participant’s duties as an officer, employee or director of the Company or any affiliate, or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect.

2.07  CLASS A COMMON STOCK means Class A Common Stock of the Company, par value $.01 per share.

2.08  CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09  COMMITTEE means the Committee defined in Section 3.01.

2.10  COMPANY means Sun-Times Media Group, Inc., a Delaware corporation, and its successors.

2.11  DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.12  EFFECTIVE DATE means May 5, 1999.

2.13  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.14  EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(B).

2.15  FAIR MARKET VALUE means, on any date, the closing sales price of a share of Class A Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

2.16  INCENTIVE STOCK OPTION means an incentive stock option within the meaning of Section 422 of the Code.

2.17  MERGER means any merger, reorganization, consolidation, exchange, significant transfer of assets or other transaction having similar effect involving the Company.

2.18  NON-EMPLOYEE DIRECTOR means each member of the Board who is not an employee of the Company.

2.19  NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

2.20  OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.21  OTHER STOCK-BASED AWARDS means Awards granted in accordance with Article IX, including, without limitation, grants of restricted stock units and deferred stock units.

2.22  PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23  PERFORMANCE AWARDS means Awards granted in accordance with Article VIII.

2.24  PERFORMANCE CRITERIA means criteria established with respect to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more affiliates, divisions, departments, functions or operations of the Company: (a) earnings (gross, net, pre-tax, post-tax or per share); (b) market share; (c) gross or net profit, profit margin or profit growth; (d) costs or expenses; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (f) earnings before interest, taxes, depreciation and/or amortization; (g) net income (before or after taxes); (h) share price, absolute or relative to other companies (including, but not limited to, growth measures and total stockholder return); (i) net revenue or net revenue growth; (j) net operating profit (before or after taxes); (k) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (l) gross or operating margins; (m) productivity ratios; (n) expense targets; (o) operating efficiency; (p) objective measures of customer satisfaction; (q) working capital targets; (r) measures of economic value added; and (s) inventory control. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause an Award intended to qualify for the performance-based compensation exception to Section 162(m) of the Code to fail to do so. In addition, at the time Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

2.25  PLAN means the Sun-Times Media Group, Inc. 1999 Stock Incentive Plan as described herein, as the same may be amended from time to time.

2.26  PRIOR OPTIONS means stock options granted under the Prior Plan before the Effective Date.

2.27  PRIOR PLAN means both the Hollinger International Inc. 1994 Stock Option Plan and the 1997 Stock Incentive Plan, as amended.

2.28  PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(B).

2.29  RESTRICTED SHARES means Class A Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30  RETIREMENT means Termination of Employment with the Company and its Subsidiaries following the attainment of age 60 and 10 years of service with the Company and its Subsidiaries, or at such earlier date as permitted by the Committee in its sole discretion.

2.31  STOCK APPRECIATION RIGHTS means Awards granted in accordance with Article VI.

2.32  SUBSIDIARY means a domestic or foreign subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.33  TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant’s employment or service with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01  COMMITTEE.  The Plan shall be administered by a committee of the Board (“Committee”) comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

ARTICLE IV

SHARES

4.01  NUMBER OF SHARES ISSUABLE.  The total number of shares initially authorized to be issued under the Plan shall be 8,500,000 shares of Class A Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 10.07. The shares to be offered under the Plan shall be authorized and unissued Class A Common Stock, or issued Class A Common Stock which shall have been reacquired by the Company.

4.02  SHARES SUBJECT TO TERMINATED AWARDS.  Class A Common Stock covered by any unexercised portions of terminated Options or Prior Options (including canceled Options or Prior Options), Class A Common Stock forfeited as provided in Section 7.02(A) and Class A Common Stock subject to any Awards which are otherwise surrendered or forfeited by the Participant may again be subject to new Awards under the Plan. Class A Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan. Upon the exercise of a Stock Appreciation Right, the full number of Class A Common Stock for which such Award is exercised shall not be available for subsequent Awards under the Plan, regardless of whether the Stock Appreciation Right is ultimately settled in cash or by delivery of shares.

ARTICLE V

PARTICIPATION

5.01  ELIGIBLE PARTICIPANTS.  Participants in the Plan shall be such directors (including Non-Employee Directors), officers, other key employees, and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive one type of Award or grant under the Plan does not require the Committee to provide such Participant with other types of Awards or grants under the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 10.07, during the term of this Plan, no Participant shall be granted Awards in respect of more than 2,000,000 shares of Class A Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Class A Common Stock or rights with respect thereto) in any calendar year.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01  OPTIONS.

(A) OPTION AWARDS.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Class A Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(B) PURCHASE PRICE OF OPTIONS.  The Purchase Price of each share of Class A Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of Options shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

(C) DESIGNATION OF OPTIONS.  Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(D) INCENTIVE STOCK OPTION SHARE LIMITATION.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(E) RIGHTS AS A STOCKHOLDER.  A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a stockholder with respect to Class A Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Class A Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.

6.02  STOCK APPRECIATION RIGHTS.

(A) STOCK APPRECIATION RIGHT AWARDS.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Class A Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Class A Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Class A Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(C).

(B) EXERCISE PRICE.  The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee and shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Class A Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(C) PAYMENT OF INCREMENTAL VALUE.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Class A Common Stock, or (iii) in any combination of cash and Class A Common Stock. In the event that all or a portion of the payment is made in Class A Common Stock, the number of shares of Class A Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Class A Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Class A Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03  TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

(A) CONDITIONS ON EXERCISE.  An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. The Committee may also establish exceptions to such waiting periods, exercise dates and restrictions on exercise, including, without limitation, in the case of a change in control of the Company.

(B) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS.  Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(E), following the Participant’s Termination of Employment; or

(iii) Expiration of ten years from the Date of Grant; or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(C) ACCELERATION OF EXERCISE TIME.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

(D) EXTENSION OF EXERCISE TIME.  In addition to the extensions permitted under Section 6.03(E) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(E), subject, however, to the limitations described in Section 6.03(B)(i), (iii), and (iv) and Section 10.15.

(E) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

(I) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

(A) TERMINATION.  In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment shall terminate ninety (90) days after the date of such Termination of Employment (provided that the right of the Participant to exercise all or any portion of the Option or Stock Appreciation Right under the Plan shall terminate immediately upon Termination of Employment of the Participant for Cause), unless the exercise period is extended by the Committee in accordance with Section 6.03(D). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(B)(i), (iii) or (iv).

(B) DISABILITY OR RETIREMENT.  In the event of a Participant’s Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(E)(II)) shall terminate one year after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(D). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(B)(i), (iii) or (iv).

(C) DEATH.  In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant’s Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(E)(I)(B) or Section 6.03(D) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant’s death, the right of the Participant’s Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of one year from the date of the Participant’s death (but in no event more than one year from the date of the Participant’s Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with Section 6.03(D). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(B)(i), (iii) or (iv).

(II) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.  Subject to Section 6.03(C), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services, subject to Section 10.15.

6.04  EXERCISE PROCEDURES.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Class A Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Class A Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Class A Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Class A Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Class A Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Class A Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Class A Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Class A Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05  NO REPRICING.  No Option or Stock Appreciation Right, once granted hereunder, may be repriced (including any actions that would be treated as a repricing under applicable listing standards of the New York Stock Exchange) without the approval of the stockholders of the Company, provided that any adjustments to outstanding Options or Stock Appreciation Rights in accordance with Section 10.07 shall not be deemed a repricing for purposes of the Plan.

ARTICLE VII

RESTRICTED SHARES

7.01  RESTRICTED SHARE AWARDS.  The Committee may grant to any Participant an Award of Class A Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Class A Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets shall be based on specified levels of Performance Criteria. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(A) ISSUANCE OF RESTRICTED SHARES.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Class A Common Stock, registered on behalf of the Participant, evidencing the Restricted shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the

Company. All Class A Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(D), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(D), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(B) STOCKHOLDER RIGHTS.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.01(A), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Class A Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(A).

(C) RESTRICTION ON TRANSFERABILITY.  None of the Restricted Shares may be assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to lapse of the restrictions applicable thereto.

(D) DELIVERY OF SHARES UPON VESTING.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.02(B), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Class A Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.02  TERMS OF RESTRICTED SHARES.

(A) FORFEITURE OF RESTRICTED SHARES.  Subject to Section 7.02(B), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee or Non-Employee Director until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(B) WAIVER OF FORFEITURE PERIOD.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant, a change in control of the Company or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

ARTICLE VIII

PERFORMANCE AWARDS

8.01  PERFORMANCE AWARDS.

(A) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.  The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Class A Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(B) PERFORMANCE TARGETS.  The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the performance targets shall be based on specified levels of Performance Criteria. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(C) EARNING PERFORMANCE AWARDS.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

(D) PAYMENT OF EARNED PERFORMANCE AWARDS.  Payments of earned Performance Awards shall be made in cash or Class A Common Stock, or a combination of cash and Class A Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02  TERMS OF PERFORMANCE AWARDS.

(A) TERMINATION OF EMPLOYMENT.  Unless otherwise provided below in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

(B) RETIREMENT.  If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (D).

(C) DEATH OR DISABILITY.  If a Participant’s Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (D).

(D) PRO-RATA PAYMENT.  The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (B) and (C)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(D) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

(E) OTHER EVENTS.  Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant, a change a control of the Company or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01  The Committee, in its sole discretion, may grant or sell Awards of shares of Class A Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Class A Common Stock (“Other Stock-Based Awards”), including without limitation, restricted stock units and deferred stock units. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Class A Common Stock or a combination thereof; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Class A Common Stock so awarded and issued shall be fully paid and non-assessable). With respect to Other Stock-Based Awards intended to qualify for deductibility under Section 162(m) of the Code, applicable performance targets shall be based on specified levels of Performance Criteria. The terms of any Other Stock-Based Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The maximum amount of Other Stock-Based Awards that may be granted during a calendar year to any Participant, with respect to Other Stock-Based Awards that are not denominated or payable in shares of Class A Common Stock, shall be $10,000,000.

ARTICLE X

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

10.01  PLAN PROVISIONS CONTROL AWARD TERMS.  The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.03 and Section 10.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

10.02  AWARD AGREEMENT.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

10.03  MODIFICATION OF AWARD AFTER GRANT.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

10.04  LIMITATION ON TRANSFER.  Except as provided in Section 7.01(C) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

10.05  TAXES.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(A) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Class A Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(B) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Class A Common Stock to meet tax withholding obligations.

10.06  SURRENDER OF AWARDS.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

10.07  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

(A) RECAPITALIZATION.  The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(B) MERGER.  After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Option or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Class A Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.07(B) shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(C) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES.  After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

10.08  NO RIGHT TO EMPLOYMENT.  No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

10.09  AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

10.10  GOVERNING LAW.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

10.11  NO STRICT CONSTRUCTION.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

10.12  CAPTIONS.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

10.13  SEVERABILITY.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

10.14  AMENDMENT AND TERMINATION.

(A) AMENDMENT.  The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(B) TERMINATION.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

10.15  SECTION 409A OF THE CODE.  To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

							Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

							Please mark your votes like this in blue or black ink.		☒

The Board of Directors recommends a vote FOR all of the nominees.						The Board of Directors recommends a vote FOR the following proposal:

1.	Election of Directors				2.	Approval of the Amended and Restated 1999 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees: (01) John F. Bard, (02) Herbert A. Denton, (03) Cyrus F. Freidheim, Jr., (04) John M. O’Brien, (05) Gordon A. Paris, (06) Graham W. Savage, (07) Raymond G.H. Seitz, (08) Raymond S. Troubh	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

					3.	OTHER BUSINESS. The proxies shall be authorized to vote, in their discretion, on any other business properly brought before the meeting and any adjournment or adjournments thereof.

☐
Mark this box if you will attend the 2007 Annual Meeting of Stockholders

☐
Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name on the space provided above.						Mark this box if you will not attend the 2007 Annual Meeting of Stockholders

THANK YOU FOR VOTING YOUR SHARES

YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or via the Internet.

Signature					Signature	Date			, 2007
NOTE: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, trustee, etc. or an officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.

Ù FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL Ù

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE IF YOU ARE VOTING BY MAIL.

SUN-TIMES MEDIA GROUP, INC.
Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Control Number that appears in the box above on the upper right corner of this side of the proxy form must be used in order to vote by telephone or via the Internet.

The LaSalle Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until June 11, 2007, the day before the meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/svn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail; mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by- step instructions will prompt you through enrollment.

SUN-TIMES MEDIA GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUN-TIMES MEDIA GROUP, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2007

The undersigned holder of shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), and/or Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Sun-Times Media Group, Inc. (the “Company”) hereby appoints Cyrus F. Freidheim, Jr. and James D. McDonough, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all Class A Common Stock and/or Class B Common Stock of the Company that the undersigned would be entitled to vote if personally present and voting at the 2007 Annual Meeting of Stockholders of the Company to be held on June 12, 2007 at 10:00 a.m., Central Daylight Savings Time, at 2800 South Ashland Avenue, Chicago, Illinois, 60608, and at any adjournment or adjournments thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

(1)	Nominees to serve until the next annual meeting of Stockholders and until their successors are duly elected and qualified: (01) John F. Bard; (02) Herbert A. Denton; (03) Cyrus F. Freidheim, Jr.; (04) John M. O’Brien; (05) Gordon A. Paris; (06) Graham W. Savage; (07) Raymond G.H. Seitz; (08) Raymond S. Troubh.

(2)	Proposal to approve the Company’s Amended and Restated 1999 Stock Incentive Plan.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSAL. THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL Ù
PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET

A D M I S S I O N

Sun-Times Media Group, Inc.

2007 Annual Meeting of Stockholders
Tuesday, June 12, 2007

2800 South Ashland Avenue
Chicago, Illinois 60608

If your shares are registered in your name and you plan to attend the meeting, please bring this portion as your admission ticket. All stockholders will be required to show valid picture identification.

T I C K E T

You can now access your Sun-Times Media Group, Inc. account online.

Access your Sun-Times Media Group, Inc. shareholder account online via Investor ServiceDirect® (ISD).

LaSalle Bank, N.A., Transfer Agent for Sun-Times Media Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.lasalleshareholderservices.com

****TRY IT OUT****

www.lasalleshareholderservices.com/isd/

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